As filed with the Securities and Exchange Commission on August 10 , 2017

Registration No: 333-217761

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

AMENDMENT NO. 3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AGILITY HEALTH & WELLNESS CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	7299	35- 2564937
(State of other jurisdiction	(Primary Standard Industrial	(IRS Employer
of incorporation)	Classification Code Number)	Identification No.)

Chan Chun Ngan
Chief Executive Officer
Rm G, 10th Floor, Everest Ind Centre, 396 Kwun Tong Rd, Kwun Tong, Hong Kong

Tel: +852 35685260

E-mail: agilityhealthandwellness@gmail.com

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copies To:
Matheau J. W. Stout, Esq.
400 E. Pratt Street, 8th Floor
Baltimore, Maryland 21202

(410) 429-7076 Tel
(888) 907-1740 Fax

mstout@otclawyers.com

Agent for Service of Process:

VCorp Services, LLC

1645 Village Center Circle, Suite 170, Las Vegas, NV 89134

Tel. 845.425.0077

Fax. 845.818.3588
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [ ]	Smaller reporting company [X]

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each		Proposed	Proposed
Class of		Maximum	Maximum
Securities		Offering	Aggregate	Amount of
to be	Amount to be	Price Per	Offering	Registration
Registered	Registered (2)	Share (1)	Price	Fee
Common Stock	1,000,000	$1.00	$1,000,000	$115.9
Total	1,000,000	$1.00	$1,000,000	$115.9	(3)

(1) There is no current market for the securities; the price at which the shares are being offered has been arbitrarily determined by us; this price is used for the purpose of computing the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

(2) Includes 1,000,000 shares of common stock offered directly by the Company.

(3) THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED AUGUST 10 , 2017

PRELIMINARY PROSPECTUS

AGILITY HEALTH & WELLNESS CORPORATION

1,000,000 SHARES OF COMMON STOCK AT 1.00 PER SHARE

This Prospectus relates to the offering by AGILITY HEALTH & WELLNESS CORPORATION (“AGILITY,” “we,” “our,” the “Company” or the “Registrant”) of a total of 1,000,000 shares (the “Shares”) of our common stock on a “self-underwritten” basis at a fixed price of 1.00 per share for the duration of the offering. There is no minimum for this Offering. The Offering will commence promptly on the date upon which this prospectus is declared effective by the SEC and will continue for 180 days. At the discretion of our board of directors, we may discontinue the offering before expiration of the 180 day period or extend the offering for up to 180 days following the expiration of the 180 day offering period. We will pay all expenses incurred in this offering. We are an “emerging growth company” under applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements.

The offering of the 1,000,000 shares is a “best efforts” offering, which means that our Officers and Directors will use their best efforts to sell the common stock and there is no commitment by any person to purchase any shares. The shares will be offered at a fixed price of 1.00 per share for the duration of the offering. There is no minimum number of shares required to be sold to close the offering, therefore the net proceeds may range between $0 and $1,000,000.00. Proceeds from the sale of the shares will be used to fund the initial stages of our business development. We have not made any arrangements to place funds received from share subscriptions in an escrow, trust or similar account. Any funds raised from the offering will be immediately available to us for our immediate use. We have agreed to bear all of the expenses incurred in connection with the registration of these shares.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our Officers and Directors will be solely responsible for selling shares under this offering for the Company and no commission will be paid on any sales.

There is no minimum offering of the AGILITY shares.

We are a development stage company focusing on early-stage business activities.

This fact may impose some limitations on our shareholders’ ability to re-sell their shares in our company. Accordingly, investors should consider our shares to be a high-risk illiquid investment (see “Risk Factors” section).

We are not a blank check company and have no plans or intentions to engage in a business combination following this offering.

These securities involve a high degree of risk, and prospective purchasers should be prepared to sustain the loss of their entire investment. There is currently no public trading market for the securities.

Management will have sole control over company’s accounts. We have not made arrangements to place the funds in an escrow account with a third party escrow agent due to the costs involved. As a result, investors are subject to the risk that creditors could attach these funds during the offering process (see “Use of Proceeds” and “Plan of Distribution” sections).

This is our initial public offering. Prior to this offering there has been no public market for our common stock and we have not applied for listing or quotation on any public market. After the effective date of the registration statement, we intend to list our common stock on the OTCQB, which is maintained by the OTC Markets Group.

This Offering of shares will terminate 180 days from the effective date of this Prospectus, although we may close the Offering on any date prior if the Offering is fully subscribed.

Our Officers and Directors will market our common stock and offer / sell the securities on our behalf. This is the best effort direct participation offering that will not utilize broker-dealer arrangement. No Officer or Director will receive any compensation for her/his role in selling shares in the offering.

Our Officers and Directors may be considered as promoters of the Company due to their participation in the management. They do not have a controlling interest in any other companies (either viable or dormant).

The Company is considered an “emerging growth company” as defined in the Jumpstart Our Business Startups Act and will be subject to reduced public company reporting requirements.

Before purchasing any of the common stock covered by this Prospectus, carefully read and consider the risk factors included in the section entitled “RISK FACTORS”.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this Prospectus. We have not authorized any person to provide you with any information about this offering, AGILITY HEALTH & WELLNESS CORPORATION, or the shares offered hereby that is different from the information included in this Prospectus.

THE DATE OF THIS PROSPECTUS IS AUGUST 10 , 2017.

TABLE OF CONTENTS

THE FOLLOWING TABLE OF CONTENTS HAS BEEN DESIGNED TO HELP YOU FIND INFORMATION CONTAINED IN THIS PROSPECTUS. WE ENCOURAGE YOU TO READ THE ENTIRE PROSPECTUS.

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PART I

SUMMARY

This summary provides a brief overview of the key aspects of our offering. It may not contain all of the information that is important to you. You should read the entire Prospectus carefully, including the more detailed information regarding our company, the risks of purchasing our common stock discussed under “Risk Factors,” and our financial statements and their accompanying notes.

In this Prospectus, “AGILITY,” “we,” “our,” the “Company” or the “Registrant” refer to AGILITY HEALTH & WELLNESS CORPORATION, unless the context otherwise requires. Unless otherwise indicated, the term “fiscal year” refers to our fiscal year ending December 31. Unless otherwise indicated, the term “common stock” refers to shares of the Company’s common stock, par value $0.0001 per share.

The summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 7, and the financial statements, before making an investment decision.

AGILITY has opened a 8000-square store located in Dongguan City, Guangdong Province, China in June 2016. Agility make use of a series of physiotherapies which are characterized with "No medicine, No injection" to help customers to recover and maintain a healthy body. The core value of the company's culture is "Ethic, Thankfulness, Etiquette, Trust, Harmony, Spread, Education, Insistence". The company wants to bring health to the whole society. Agility provides the following services 1) Health prediction, 2) Body interior cleansing, 3) Tibetan herbs and volcanic clay moxibustion, 4) Meridian therapy, 5) Magnetic therapy and 6) Tea therapy.

The services of Agility suit all age group of people. The price range of the service is between RMB$50 and tailor-made RMB$70,000 package. All individuals or groups who are seeking for health are our potential clients. The clients can render the above services at our operation site, or the client can request on-site service at their own locations. The on-site service targets on clients who are too busy in work. Our market will focus on Dongguan city which is 600 billion GDP contributors in Guangdong Province, China.

Company Overview

AGILITY HEALTH & WELLNESS CORPORATION was incorporated in the State of Nevada on June 9, 2016. Our address for service of process is 1645 Village Center Circle, Suite 170, Las Vegas, NV 89134 and our corporate offices are located at Rm G,10th Floor, Everest Ind Centre, 396 Kwun Tong Rd, Kwun Tong, Hong Kong, China.

Agility Health & Wellness Corporation is a company that operates through its wholly owned subsidiary, Agility Holding Limited, a Company organized in Seychelles. It should be noted that our wholly owned subsidiary, Agility Holding Limited owns 100% of Agility Holding (HK) Limited, a Hong Kong Company. Agility Holding (HK) Limited owns 100% Shenzhen Agility International Investment Consulting Limited, which is a China Company, owns 100% Dongguan DaoHe Health Consulting Limited, a China Company.

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At this time we operate exclusively through our wholly owned subsidiaries and share the same business plan with our subsidiaries, which is the provision of the health services.

Agility makes use of a series of special methods characterized with “No medicine, no injection” to help patients to recover and maintain a healthy body. The core value of the Company is “Ethic, Thankfulness, Etiquette, Faith, Harmony, Spread, Education, and Insistence”. The Company wants to bring healthy to the whole society. The services of Agility suit all age groups of people. The price range of the service is between RMB$50 and tailor-made RMB$70,000 package. All individuals or groups who are seeking health are our potential clients. We impose a prepayment system to the clients, which can ensure no bad debt and no credit risk for the company. The clients need to recharge to their account before use the services or purchase the products. The clients can receive the above service at our operation site, or the client can request on-site service at their own locations. The on-site service targets clients who are too busy in work. Our market will focus on Dongguan city, which is 4th GDP contributor in Guangdong Province, China.

THE OFFERING

We are offering, on a self-underwritten basis, a total of 1,000,000 shares of the common stock of our Company at a price of 1.00 per share. This is a fixed price Offering. This Offering of shares will terminate 180 days from the effective date of this Prospectus, although we may close the Offering on any date prior if the Offering is fully subscribed. The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

There is no minimum offering of the AGILITY shares; investors will not receive a return of their investment if all shares are not sold.

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The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this Prospectus is for investment purposes only; no market for our common stock currently exists. Please refer to “RISK FACTORS” and “DILUTION” sections before making an investment in our stock.

Securities Being Offered	1,000,000 shares of common stock

Offering Price	1.00 per share

Offering Period	The shares are being offered for a period not to exceed 180 days from the effective date of this Prospectus

Number of Common Stock Issued and Outstanding Before Offering	82,000,000 common shares are currently issued and outstanding

Number of Common Stock to be Issued and Outstanding After Offering	83,000,000 shares common shares will be issued and outstanding if we sell all of the shares we are offering.

Net Proceeds to Our Company	$1,000,000

Use of Proceeds	We intend to use the gross proceeds to us for working capital, marketing, research and development of new product lines, and increased staff.

Risk Factors	The securities offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” section.

Our Officers and Directors do not intend to purchase any shares in this offering.

SUMMARY FINANCIAL INFORMATION

The following tables set forth a summary of the Company’s financial information as provided in its year-end financial statements. You should read this information together with our audited financial statements and the notes thereto appearing elsewhere in this Prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

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AGILITY HEALTH & WELLNESS CORPORATION

CONSOLIDATED BALANCE SHEET AS OF MARCH 31, 2017 and DECEMBER 31, 2016

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	As of March 31, 2017	As of December 31, 2016
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$56,761	$7,795

Inventory	41,122	43,735
Prepayments and other receivables	40,386	40,556
TOTAL CURRENT ASSETS	138,269	92,086
NON-CURRENT ASSETS
Plant and equipment, net	85,559	90,280
Total Non-Current Assets	85,559	90,280

TOTAL ASSETS	$223,828	$182,366

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Amount due to related parties	$262,275	$323,287
Amount due to director	1,322	-
Accrued expenses and other payables	57,539	14,363
TOTAL CURRENT LIABILITIES	321,136	337,650

TOTAL LIABILITIES	321,136	337,650

STOCKHOLDERS’ EQUITY
Preferred stock – Par value $0.0001;
Authorized: 200,000,000
None issued and outstanding	-	-
Common stock – Par value $ 0.0001;
Authorized: 680,000,000
Issued and outstanding: 82,000,000 as of March 31,2017 and 54,000,000 shares as of December 31, 2016	8,200	5,400
Additional paid-in capital	199,800	-
Accumulated other comprehensive income	7,943	6,412
Accumulated deficit	(313,251)	(167,096)
TOTAL STOCKHOLDERS’ EQUITY	$(97,308)	$(155,284)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$223,828	$182,366

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AGILITY HEALTH & WELLNESS CORPORATION

CONSOLIDATED STATEMENT OF INCOME

FOR THE THREE MONTH ENDED MARCH 31, 2017 AND
FOR THE PERIOD FROM JUNE 9, 2016 (DATE OF INCEPTION) TO DECEMBER 31, 2016

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	From January 1, 2017 to March 31, 2017	From June 9, 2016 (Date of Inception) to December 31, 2016
	(Unaudited)	(Audited)
REVENUE	$13,204	$28,276

COST OF REVENUE	(8,548)	(16,894)

GROSS PROFIT	4,656	11,382

Other Income	927	-

GENERAL AND ADMINISTRATIVE EXPENSES	(151,738)	(178,478)

LOSS BEFORE INCOME TAX	(146,155)	(167,096)

INCOME TAX PROVISION	-	-

NET LOSS	$(146,155)	$(167,096)

Net loss per share- Basic and diluted	(0.00)	(0.00)

Weighted average number of common shares outstanding – Basic and diluted	81,078,222	23,364,078

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RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this Prospectus before investing in our common stock. If any of the risks disclosed below occur, our business operating results and financial condition could be seriously harmed.

RISKS RELATED TO OUR BUSINESS

AS A DEVELOPMENT STAGE COMPANY, AN INVESTMENT IN OUR COMPANY IS CONSIDERED A HIGH RISK INVESTMENT WHEREBY YOU COULD LOSE YOUR ENTIRE INVESTMENT

We will incur significant expenses in order to implement our business plan, including estimated $30,000 in federal securities law compliance costs for the 12 month period following the effectiveness of our registration statement. As an investor, you should be aware of the difficulties, delays and expenses normally encountered by an enterprise in the development stage, many of which are beyond our control (such as unanticipated developmental expenses, employment costs, advertising and marketing expenses). We cannot assure you that our proposed business plan as described in this Prospectus will materialize or prove successful.

Risks Relating to our Business

Our ability to generate revenue to support our operations is uncertain, we have a limited operating history that you can use to evaluate us, and the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company.

We are in the early stage of our business and have a limited history of generating revenues. We have a limited operating history upon which you can evaluate our potential for future success, and we are subject to the additional risks affecting early-stage businesses. Rather than relying on historical information, financial or otherwise, to evaluate our Company, you should evaluate our Company in light of your assessment of the growth potential of our business and the expenses, delays, uncertainties, and complications typically encountered by early-stage businesses, many of which will be beyond our control. Early-stage businesses in rapidly evolving markets commonly face risks, such as the following:

●	uncertain revenue generation;

●	operational difficulties;

●	lack of sufficient capital;

●	competition from more advanced enterprises; and

●	unanticipated problems, delays, and expenses relating to the development and implementation of business plans.

We are not currently profitable and may not ever become profitable.

We have generated limited revenue and have incurred operating losses since our formation and expect to incur losses and negative operating cash flows for the foreseeable future, and we may not achieve profitability. We expect to incur substantial losses for the foreseeable future and may never become profitable. We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures. As a result, we will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our business. We are a development stage company with no operating history and we face a high risk of business failure which could result in the loss of your investment.

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Our limited operating history may make it difficult for us to accurately forecast our operating results and control our business expense which means we face a high risk of business failure which could result in the loss of your investment.

Our planned expense levels are, and will continue to be, based in part on our expectations, which are difficult to forecast accurately based on our stage of development and factors outside of our control. We may be unable to adjust spending in a timely manner to compensate for any unexpected developments. Further, business development expenses may increase significantly as we expand operations. To the extent that any unexpected expenses precede, or are not rapidly followed by, a corresponding increase in revenue, our business, operating results, and financial condition may be materially and adversely affected which could result in the loss of your investment.

Because we are small and do not have much capital, our marketing campaign may not be enough to attract sufficient clients to operate profitably. If we do not make a profit, we will suspend or cease operations.

Due to the fact we are small and do not have much working capital at present, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

Our revenue and profitability will be adversely affected due to the severe competition.

We face strong competition from the same business in Dongguan City, Guangdong Province, China. Many of our competitors have stronger capitalization than we do, have strong existing customer relationships and more extensive sales and marketing capabilities. Our competitors may also offer competitive products at reduced prices in order to improve their competitive positions. Any of these competitive factors could make it more difficult for us to attract and retain customers, require us to lower our prices in order to remain competitive, and reduce our revenue and profitability, any of which could have a material adverse effect on our operating results and financial condition. Many actual and potential competitors we believe are part of much larger companies with substantially greater financial, marketing and other resources than the Company, and there can be no assurance that the Company will be able to compete effectively against any of its future competitors which could result in a loss of part or all of your investment in the Company.

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We may acquire other businesses, form alliances, or dispose of or spin-off businesses, which could cause us to incur significant expenses and could negatively affect profitability.

We may pursue acquisitions, and strategic alliances, or dispose of or spin-off some of our businesses, as part of our business strategy. We may not complete these transactions in a timely manner, on a cost-effective basis, or at all, and may not realize the expected benefits. If we are successful in making an acquisition, the products and technologies that are acquired may not be successful or may require significantly greater resources and investments than originally anticipated. We may not be able to integrate acquisitions successfully into our existing business and could incur or assume significant debt and unknown or contingent liabilities. We could also experience negative effects on our reported results of operations from acquisition or disposition-related charges, amortization of expenses related to intangibles and charges for impairment of long-term assets. There can be no assurance that any future acquisitions, dispositions, or spin-off business would be successful, and any failed efforts by the Company to pursue any of the aforementioned could result in a negative adverse effect on the Company which could lead to a loss of part or all of your investment in the Company.

Other factors can have a material adverse effect on our future profitability and financial condition.

Many other factors can affect our profitability and financial condition, including:

●	changes in, or interpretations of, laws and regulations including changes in accounting standards and taxation requirements;

●	changes in the rate of inflation, interest rates

●	changes in the creditworthiness of counterparties that transact business with;

●	changes in business, economic, and political conditions, including: war, political instability, terrorist attacks, the threat of future terrorist activity and related military action; natural disasters; the cost and availability of insurance due to any of the foregoing events; labor disputes, strikes, slow-downs, or other forms of labor or union activity; and, pressure from third-party interest groups;

●	changes in our business and investments and changes in the relative and absolute contribution of each to earnings and cash flow resulting from evolving business strategies, changing product mix, changes in tax rates and opportunities existing now or in the future;

●	difficulties related to our information technology systems, any of which could adversely affect business operations, including any significant breakdown, invasion, destruction, or interruption of these systems;

●	changes in credit markets impacting our ability to obtain financing for our business operations; or

●	legal difficulties, any of which could preclude or delay commercialization of products or technology or adversely affect profitability, including claims asserting statutory or regulatory violations, adverse litigation decisions, and issues regarding compliance with any governmental consent decree.

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The factors described above can have material effects on the Company’s financial condition and profitability, and fluctuations in these factors can lead to an adverse effect on the Company and may result in the loss of part or all of your investment in the Company.

Adverse developments in the global economy restricting the credit markets may materially and negatively impact our business.

The recent downturn in the world’s major economies and the constraints in the credit markets have heightened or could continue to heighten a number of material risks to our business, cash flows and financial condition, as well as our future prospects. Continued issues involving liquidity and capital adequacy affecting lenders could affect our ability to access credit facilities or obtain debt financing and could affect the ability of lenders to meet their funding requirements when we need to borrow. Further, in the uncertain event that a public market for our stock develops, the volatility in the equity markets may make it difficult in the future for us to access the equity markets for additional capital at attractive prices, if at all. If we are unable to obtain credit or access capital markets, our business could be negatively impacted.

If our Company is dissolved, it is unlikely that there will be sufficient assets remaining to distribute to our shareholders.

In the event of the dissolution of our Company, the proceeds realized from the liquidation of our assets, if any, will be used primarily to pay the claims of our creditors, if any, before there can be any distribution to the shareholders. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the number of funds realized and the claims to be satisfied there from.

Risks Related to our Operation as a Public Company

If we become a public reporting company, we are subject to new corporate governance and internal control reporting requirements, and our costs related to compliance with, or our failure to comply with existing and future requirements, could adversely affect our business.

We may face new corporate governance requirements under the Sarbanes-Oxley Act of 2002, as well as new rules and regulations subsequently adopted by the SEC and the Public Company Accounting Oversight Board. These laws, rules, and regulations continue to evolve and may become increasingly stringent in the future. We will be required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). We will be a smaller reporting company as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Section 404 requires us to include an internal control report with our Annual Report on Form 10-K. The report must include management’s assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year. This report must also include disclosure of any material weaknesses in internal control over financial reporting that we have identified. Failure to comply, or any adverse results from such evaluation, could result in a loss of investor confidence in our financial reports and have an adverse effect on the trading price of our securities. We will strive to continuously evaluate and improve our control structure to help ensure that we comply with Section 404. The financial cost of compliance with these laws, rules, and regulations is expected to remain substantial. We cannot assure you that we will be able to fully comply with these laws, rules, and regulations that address corporate governance, internal control reporting, and similar matters. Failure to comply with these laws, rules, and regulations could materially adversely affect our reputation, financial condition, and the value of our securities.

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If we become a public company, we will have significant operating costs relating to compliance requirements and our management is required to devote substantial time to compliance initiatives. The costs of being a public company could result in us being unable to continue as a going concern.

Our management has only limited experience operating as a public company. To operate effectively, we will be required to continue to implement changes in certain aspects of our business and develop, manage, and train management level and other employees to comply with on-going public company requirements. Failure to take such actions, or delay in the implementation thereof, could have a material adverse effect on our business, financial condition, and results of operations.

The Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC, imposes various requirements on public companies, including requiring establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to these new compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

Further, as a public company, we will have to comply with numerous financial reporting and legal requirements, including those pertaining to audits, quarterly reporting and internal controls. Such costs can be substantial and we must generate enough revenue or raise money from offerings of securities or loans in order to meet these costs and our SEC filing requirements. If our revenues are insufficient, and/or we cannot satisfy many of these costs through the issuance of our shares, we may be unable to satisfy these costs through the normal course of business which would result in our being unable to continue as a going concern.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over our financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

●	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company;

●	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and

●	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision. If we cannot provide reliable financial reports, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly and result in a loss of some or all of your investment.

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Risks Related to our Common Stock

We can provide no assurances as to our future financial performance or the investment result of a purchase of our Common Stock.

Any projected results of operations involve significant risks and uncertainty and should be considered speculative, and depend on various assumptions which may not be correct. The future performance of our Company and the return on our common stock depends on a complex series of events that are beyond our control and that may or may not occur. Actual results for any period may or may not approximate any assumptions that are made and may differ significantly from such assumptions. We can provide no assurance or prediction as to our future profitability or to the ultimate success of an investment in our Common Stock.

The Company is conducting this Offering by the efforts of our officers and directors without the benefit of an underwriter who would have assisted to confirm the accuracy of the disclosure in our prospectus and without the benefit of an underwriter the Company may not be able to sell all or any of the shares offered herein.

The Company is responsible for the accuracy of the disclosure in this prospectus. The Company is conducting a self-underwritten offering on a “best efforts” basis, which means no underwriter has been engaged in any due diligence activities to assist to confirm the accuracy of the disclosure in the prospectus or to provide input as to the offering price. The Common Stock are being offered on our behalf on a best-effort basis. No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares. There are no firm commitments to purchase any of the shares in this offering. Consequently, there is no guarantee that the Company, through its officers and directors, is capable of selling all, or any, of the common shares offered hereby. The sale of only a small number of shares increases the likelihood of no market ever developing for our shares.

The offering price of our Common Stock has been determined arbitrarily.

The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price. The price of our Common Stock in this Offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management’s valuation and, therefore, expresses no opinion as to the fairness of the offering price as determined by our management. As a result, the price of the Common Stock in this offering may not reflect the value perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered and investors may, therefore, lose a portion or all of their investment.

Since there is no minimum for our offering, if only a few persons purchase shares they will lose their money without us being even able to develop a market for our shares.

Since there is no minimum with respect to the number of shares to be sold directly by the Company in its offering, if only a few shares are sold, we will be unable to even attempt to create a public market of any kind for our shares. In such an event, it is highly likely that the entire investment of shareowners would be lost. We cannot make any assurances that even if all of the shares are purchased, we could have the same result. We cannot assure you that there will be a market in the future for our Common Stock, which may have a negative effect on the market price of our Common Stock. You may not be able to sell your shares at their purchase price or at any price at all. Accordingly, you may have difficulty reselling any shares you purchase from pursuant to this Offering.

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Future issuances of our Common Stock could dilute current stockholders or adversely affect the market.

Future issuances of our Common Stock could be at values substantially below the price paid by the current holders of our common stock. In addition, common stock could be issued to fend off unwanted tender offers or hostile takeovers without further stockholder approval. Sales of substantial amounts of our common stock, or even just the prospect of such sales, could depress the prevailing price of our common stock and our ability to raise equity capital in the future. Additionally, large share issuances would generally have a negative impact on our share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, further dilute common stock book value, and that dilution may be material.

We will be subject to the “penny stock” rules which will adversely affect the liquidity of our common stock.

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established members and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to. These rules also limit the ability of broker-dealers to solicit purchases of our Common Stock and therefore reduce the liquidity of the public market for our shares should one develop.

The market for penny stocks has experienced numerous frauds and abuses that could adversely impact investors in our stock.

Company management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

●	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

●	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

●	“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by sales persons;

●	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

●	Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws that prohibit trading absent compliance with individual state laws. These restrictions may make it difficult or impossible to sell shares in those states.

There is currently no established public market for our common stock, and there can be no assurance that any established public market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We currently do not intend to and may not be able to qualify securities for resale in at least 17 states which do not offer manual exemptions (but may not to offer one to us since we are a shell company and may still be a shell company at the time of application) and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one. See also “Plan of Distribution-State Securities-Blue Sky Laws.”

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Terms of subsequent financings may adversely impact your investment.

We may have to raise equity, debt financing in the future. Your rights and the value of your investment in our Common Stock could be reduced. For example, if we issue secured debt securities, the holders of the debt would have a claim against our assets that would be prior to the rights of stockholders until the debt is paid. Interest on these debt securities would increase costs and negatively impact operating results.

It is not likely that we will pay dividends on the Common Stock or any other class of stock.

We intend to retain any future earnings for the operation and expansion of our business. We do not anticipate paying cash dividends on our Common Stock, or any other class of stock, in the foreseeable future. Stockholders should look solely to appreciation in the market price of our common shares to obtain a return on investment.

A significant number of our shares will be eligible for sale and their sale or potential sale may depress the market price of our common stock.

Sales of a significant number of shares of our common stock in the public market could harm the market price of our common stock. This prospectus covers 1,000,000 shares of our common stock, which represents approximately 1% of our current issued and outstanding shares of our common stock. As additional shares of our common stock become available for resale in the public market pursuant to this Offering, and otherwise, the supply of our common stock will increase, which could decrease its price. In addition some or all of the shares of common stock may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect on the market for our shares of common stock.

You may have limited access to information regarding our business because our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

As of the effective date of our registration statement of which this prospectus is a part, we will become subject to certain informational requirements of the Exchange Act, as amended and we will be required to file periodic reports (i.e., annual, quarterly and material events) with the SEC which will be immediately available to the public for inspection and copying. In the event during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8-A (of which we have no current plans to file). If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file such periodic reports with the SEC and access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we may be required to deliver periodic reports to security holders as proscribed by the Exchange Act, as amended. However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act until we have both 500 or more security holders and greater than $10 million in assets. This means that access to information regarding our business and operations will be limited.

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We are classified as an “emerging growth company” as well as a “smaller reporting company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

Notwithstanding the above, we are also currently a “smaller reporting company.” Specifically, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

Investing in our Company is highly speculative and could result in the entire loss of your investment.

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. Our business objectives are also speculative, and it is possible that we would be unable to accomplish them. Our shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

Because there is no public trading market for our common stock, you may not be able to resell your stock.

We intend to apply to have our common stock quoted on the OTC Market Group LLC’s OTCQB Marketplace (“OTCQB”). This process takes at least 60 days and the application must be made on our behalf by a market maker. Our stock may be listed or traded only to the extent that there is interest by broker-dealers in acting as a market maker. Despite our best efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on OTCQB. We may consider pursuing a listing on OTCQB after this registration becomes effective and we have completed our offering.

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If our common stock becomes listed and a market for the stock develops, the actual price of our shares will be determined by prevailing market prices at the time of the sale.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit your ability to buy and sell our common stock, which could depress the price of our shares.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional members, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some Members. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their Members buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

The market price of our common stock may be volatile following this offering, and our stock price may fall below the initial public offering price at the time you desire to sell your shares of our common stock, resulting in a loss on your investment.

The market price of our common stock may fluctuate substantially due to a variety of factors, many of which are beyond our control, including, without limitation:

●	actual or anticipated variations in our quarterly and annual operating results, financial condition or asset quality;

●	changes in general economic or business conditions, both domestically and internationally;

●	the effects of, and changes in, trade, monetary and fiscal policies, including the interest rate policies of the Federal Reserve, or in laws and regulations affecting us;

●	the number of securities analysts covering us;

●	publication of research reports about us, our competitors, or the financial services industry generally, or changes in, or failure to meet, securities analysts’ estimates of our financial and operating performance, or lack of research reports by industry analysts or ceasing of coverage;

●	changes in market valuations or earnings of companies that investors deemed comparable to us;

●	the average daily trading volume of our common stock;

●	future issuances of our common stock or other securities;

●	additions or departures of key personnel;

●	perceptions in the marketplace regarding our competitors and/or us;

●	significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving our competitors or us; and

●	other news, announcements or disclosures (whether by us or others) related to us, our competitors, our core market or the financial services industry.

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The stock market and, in particular, the market for financial institution stocks have experienced significant fluctuations in recent years. In many cases, these changes have been unrelated to the operating performance and prospects of particular companies. In addition, significant fluctuations in the trading volume in our common stock may cause significant price variations to occur. Increased market volatility may materially and adversely affect the market price of our common stock, which may make it difficult for you to resell your shares at the volume, prices and times desired.

We may receive no proceeds or very minimal proceeds from the offering.

Since there is no minimum amount of shares that must be sold by the company, we may receive no proceeds or very minimal proceeds from the offering and potential investors may end up holding shares in a company that:

●	Has not received enough proceeds from the offering to continue the operations; and

●	Has no market for its shares.

Risk Related to Doing Business in China

We may be exposed to liabilities under the Foreign Corrupt Practices Act, and any determination that we violated the Foreign Corrupt Practices Act could have a material adverse effect on our business.

We are subject to the Foreign Corrupt Practice Act, or FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We will have operations, agreements with third parties and make sales in East Asia, which may experience corruption. Our proposed activities in Asia create the risk of unauthorized payments or offers of payments by one of the employees, consultants, or sales agents of our Company, because these parties are not always subject to our control. It will be our policy to implement safeguards to discourage these practices by our employees. Also, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, or sales agents of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

We face the risk that changes in the policies of the PRC government could have a significant impact upon the business we may be able to conduct in the PRC and the profitability of such business.

The PRC’s economy is in a transition from a planned economy to/ a market oriented economy subject to five-year and annual plans adopted by the central government that set national economic development goals. Policies of the PRC government can have significant effects on the economic conditions of the PRC. The PRC government has confirmed that economic development will follow the model of a market economy. Under this direction, we believe that the PRC will continue to strengthen its economic and trading relationships with foreign countries and business development in the PRC will follow market forces. While we believe that this trend will continue, we cannot assure you that this will be the case. A change in policies by the PRC government could adversely affect our interests by, among other factors: changes in laws, regulations or the interpretation thereof, confiscatory taxation, restrictions on currency conversion, imports or sources of supplies, or the expropriation or nationalization of private enterprises. Although the PRC government has been pursuing economic reform policies for more than two decades, we cannot assure you that the government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting the PRC’s political, economic and social environment.

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Introduction of new laws or changes to existing laws by the PRC government may adversely affect our business.

The PRC legal system is a codified legal system made up of written laws, regulations, circulars, administrative directives and internal guidelines. Unlike common law jurisdictions like the U.S., decided cases (which may be taken as reference) do not form part of the legal structure of the PRC and thus have no binding effect on subsequent cases with similar issues and fact patterns. Furthermore, in line with its transformation from a centrally-planned economy to a more free market-oriented economy, the PRC government is still in the process of developing a comprehensive set of laws and regulations. As the legal system in the PRC is still evolving, laws and regulations or the interpretation of the same may be subject to further changes. For example, the PRC government may impose restrictions on the amount of service fees that may be payable by municipal governments to wastewater and sludge treatment service providers. Also, the PRC central and municipal governments may impose more stringent environmental regulations which would affect our ability to comply with, or our costs to comply with, such regulations. Such changes, if implemented, may adversely affect our business operations and may reduce our profitability.

The PRC laws and regulations governing our current business operations are sometimes vague and uncertain. Any changes in such PRC laws and regulations may have a material adverse effect on our business.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our business, or the enforcement and performance of our arrangements with customers in the event of the imposition of statutory liens, death, bankruptcy and criminal proceedings. We are required to comply with PRC laws and regulations. These laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance by foreign investors. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our operations, financial condition, and business prospects.

A slowdown or other adverse developments in the PRC economy or other major economies all over the world may have a material adverse effect on our customers’ demand for our services and our business.

All of our revenues are currently generated in the PRC where all of our business operations are conducted. Although the PRC economy has grown significantly in recent years, we cannot assure you that such growth will continue. Moreover, China enjoys an export-oriented economy and it relies on external demand. The industrial waste treatment industry in the PRC is relatively new and growing, but we do not know how sensitive we are to a slowdown in economic growth or other adverse changes in the PRC economy which may affect demand for our products and services. A slowdown in overall economic growth, an economic downturn or recession or other adverse economic developments in the PRC or other major economies all over the world may materially reduce the demand for our products and services, which could have a material adverse effect on our business.

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Inflation in the PRC could negatively affect our profitability and growth.

While the PRC economy has experienced rapid growth, such growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the money supply and rising inflation. In order to control inflation in the past, the PRC government has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. Such an austere policy can lead to a slowing of economic growth, which may have an adverse effect on our business operations and financial condition.

Governmental control of currency conversion may affect the value of your investment.

The PRC government imposes controls on the convertibility of Renminbi, or RMB, into foreign currencies and, in certain cases, the remittance of currency out of the PRC. We receive all of our revenues in RMB, which is currently not a freely convertible currency. Shortages in the availability of foreign currency may restrict our ability to remit sufficient foreign currency to pay expenses and dividends, or otherwise satisfy foreign currency dominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from the transaction, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange, or SAFE, by complying with certain procedural requirements. However, approval from appropriate governmental authorities is required where RMB is to be converted into foreign currency and remitted out of PRC to pay capital expenses such as the repayment of bank loans denominated in foreign currencies.

The PRC government also may at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay certain of our expenses as they come due.

The fluctuation of RMB may materially and adversely affect your investment.

The value of the RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions. As we rely entirely on revenues earned in the PRC, any significant revaluation of RMB may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert U.S. dollars we receive from an offering of our securities into RMB for our operations, appreciation of the RMB against the U.S. dollar could cause the RMB equivalent of U.S. dollars to be reduced and therefore could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert our RMB into U.S. dollars for the purpose of making dividend payments on our common stock or for other business purposes and the U.S. dollar appreciates against the RMB, the U.S. dollar equivalent of the RMB we convert would be reduced. In addition, the depreciation of significant U.S. dollar denominated assets could result in a change to our operations and a reduction in the value of these assets.

Because our principal assets are located outside of the United States and all of our directors and all our officers reside outside of the United States, it may be difficult for you to enforce your rights based on U.S. Federal Securities Laws against us and our officers and directors or to enforce a judgment of a United States court against us or our officers and directors in the PRC.

All of our directors and officers reside outside of the United States. In addition, substantially all of our assets are located outside of the United States. It may therefore be difficult for investors in the United States to enforce their legal rights based on the civil liability provisions of the U.S. Federal securities laws against us in the courts of either the U.S. or the PRC and, even if civil judgments are obtained in U.S. courts, to enforce such judgments in PRC courts. Further, it is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement against us or our officers and directors of criminal penalties, under the U.S. Federal securities laws or otherwise.

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Adverse changes in economic and political policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could adversely affect our business.

Substantially all of our business operations are conducted in China. Accordingly, our results of operations, financial condition and prospects are subject to a significant degree to economic, political and legal developments in China. China’s economy differs from the economies of most developed countries in many respects, including with respect to the amount of government involvement, level of development, growth rate, and control of foreign exchange and allocation of resources.

Since the adoption of the “open door policy” in 1978 and the “socialist market economy” in 1993, the PRC government has been reforming and is expected to continue to reform its economic and political systems. Any changes in the political or economic policy of the PRC government may lead to changes in the laws and regulations or the interpretation of the same, as well as changes in the foreign exchange regulations, taxation and import and export restrictions, which may in turn adversely affect our financial performance. While the current policy of the PRC government seems to be one of imposing economic reform policies to encourage foreign investments and greater economic decentralization, there is no assurance that such a policy will continue to prevail in the future.

While the PRC economy has experienced significant growth in the past 30 years, growth has been uneven across different regions and among various economic sectors of China. The PRC government has implemented various measures to encourage economic development and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may also have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us. Since early 2004, the PRC government has implemented certain measures to control the pace of economic growth. Such measures may cause a decrease in the level of economic activity in China, including the manufacturing output of our customers, which, in turn, could adversely affect our results of operations, financial condition and business prospects.

Failure to comply with the U.S. Foreign Corrupt Practices Act and Chinese anti-corruption laws could subject us to penalties and other adverse consequences.

We are required to comply the China’s anti-corruption laws and the United States Foreign Corrupt Practices Act, which generally prohibits U.S. companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. In addition, we are required to maintain records that accurately and fairly represent our transactions and have an adequate system of internal accounting controls. Foreign companies, including some of our competitors, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in mainland China. If our competitors engage in these practices, they may receive preferential treatment from personnel of some companies, giving our competitors an advantage in securing business or from government officials who might give them priority in obtaining new licenses, which would put us at a disadvantage. Although we inform our personnel that such practices are illegal, we cannot assure you that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations. In addition, our brand and reputation, our sales activities or the price of our ordinary shares could be adversely affected if we become the target of any negative publicity as a result of actions taken by our employees or other agents.

We do not have liability business interruption, litigation or natural disaster insurance.

The insurance industry in China is still at an early stage of development. In particular PRC insurance companies offer limited business products. As a result, we do not have any business liability, disruption insurance or any other forms of insurance coverage for our operations in China. Any potential liability, business interruption, litigation or natural disaster may result in our business incurring substantial costs and the diversion of resources.

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Restrictions under PRC law on our PRC subsidiary’s ability to make dividends and other distributions could materially and adversely affect our ability to grow, make investments or complete acquisitions that could benefit our business, pay dividends to you, and otherwise fund and conduct our businesses.

Substantially all of our revenues are earned by our PRC subsidiary. However, PRC regulations restrict the ability of our PRC subsidiary to make dividend and other payments to its offshore parent company. PRC legal restrictions permit payments of dividend by our PRC subsidiary only out of its accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. Our PRC subsidiary is also required under PRC laws and regulations to allocate at least 10% of our annual after-tax profits determined in accordance with PRC GAAP to a statutory general reserve fund until the amounts in said fund reaches 50% of our registered capital. Allocations to these statutory reserve funds can only be used for specific purposes and are not transferable to us in the form of loans, advances or cash dividends. Any limitations on the ability of our PRC subsidiary to transfer funds to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends and otherwise fund and conduct our business.

Recent regulations relating to offshore investment activities by PRC residents may limit our ability to acquire PRC companies and could adversely affect our business.

Pursuant to SAFE’s Notice on Relevant Issues Relating to Domestic Residents’ Investment and Financing and Round-Trip Investment through Special Purpose Vehicles, or SAFE Circular No. 37, issued and effective on July 4, 2014, and its appendixes, PRC residents, including PRC institutions and individuals, must register with local branches of SAFE in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interest in domestic enterprises or offshore assets or interests, referred to in SAFE Circular No. 37 as a “special purpose vehicle.” SAFE Circular No. 37 further requires amendment to the registration in the event of any significant changes with respect to the special purpose vehicle, such as increase or decrease of capital contributed by PRC individuals, share transfer or exchange, merger, division or other material event.

In the event that a PRC shareholder holding interests in a special purpose vehicle fails to fulfill the required SAFE registration, the PRC subsidiaries of that special purpose vehicle may be prohibited from making distributions of profit to the offshore parent and from carrying out subsequent cross-border foreign exchange activities and the special purpose vehicle may be restricted in their ability to contribute additional capital into its PRC subsidiary. Further, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for foreign exchange evasion. These regulations apply to our direct and indirect shareholders who are PRC residents and may apply to any offshore acquisitions and share transfer that we make in the future if our shares are issued to PRC residents. We have requested PRC residents currently holding direct or indirect interests in our company to our knowledge to make the necessary applications, filings and amendments as required under SAFE Circular No. 37 and other related rules. To the best of our knowledge, all of our shareholders who are PRC residents and who hold interests in us are preparing to file with local SAFE branches for SAFE registration and/or amendment in connection with their overseas investment and shareholding in our company according to SAFE Circular No. 37. A failure by the beneficial owners of our shares who are PRC residents to comply with certain PRC foreign exchange regulations could restrict our ability to distribute profits, restrict our overseas and cross-border investment activities and subject us to liability under PRC law.

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SAFE rules and regulations may limit our ability to convert foreign funds into Renminbi, to invest in or acquire any other PRC companies, or establish VIEs in the PRC.

On August 29, 2008, SAFE promulgated Circular 142, a notice regulating the conversion by a foreign- invested company of foreign currency into Renminbi by restricting how the converted Renminbi may be used. The notice requires that the registered capital of a foreign-invested company settled in Renminbi converted from foreign currencies may only be used for purposes within the business scope approved by the applicable governmental authority and may not be used for equity investments within the PRC. In addition, SAFE strengthened its oversight of the flow and use of the registered capital of a foreign-invested company settled in Renminbi converted from foreign currencies. The use of such Renminbi capital may not be changed without SAFE’s approval, and may not in any case be used to repay Renminbi loans if the proceeds of such loans have not been used. Violations of Circular 142 will result in severe penalties, such as heavy fines. As a result, Circular 142 may significantly limit our ability to convert the foreign funds into Renminbi to invest in or acquire any other PRC companies, or establish VIEs in the PRC.

If we are unable to protect our intellectual property, the value of our brand and other intangible assets may be diminished, and our business may be adversely affected.

We have filed for trade mark protection for our logo, but our application has not yet been approved. We have not filed for patent, or copyright protection. Third parties may knowingly or unknowingly infringe our proprietary rights, third parties may challenge proprietary rights held by us. Any future trademark and patent applications may not be approved.

In addition, effective intellectual property protection may not be available in every country in which we operate or intend to operate our business. In any or all of these cases, we may be required to expend significant time and expense in order to prevent infringement or to enforce our rights.

Although we have taken measures to protect our proprietary rights, including the use of incryption, there can be no assurance that others will not offer products or concepts that are substantially similar to ours and compete with our business. Any of these events could have an adverse effect on our business and financial results.

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If our officers and directors leaves the company prior to securing replacements, we will be left without management and our business operations would cease.

We depend on the services of Our Officers and Directors, and our success depends on the decisions made by Our Officers and Directors. The loss of the services of Our Officers and Directors could have an adverse effect on our business, financial condition and results of operations. There is no assurance that Our Officers and Directors will not leave the company or compete against us in the future, as we presently have no employment agreement with him. In such circumstance, we may have to recruit qualified personnel with competitive compensation packages, equity participation and other benefits that may affect the working capital available for our operations. Our failure to attract additional qualified employees or to retain the services of Our Officers and Directors could have a material adverse effect on our operating results and financial condition. We will fail without appropriate replacements.

Although our officers and directors is not currently receiving compensation for his services, he may decide to pay himself, which will adversely impact any potential net profit that we may generate.

We are not currently compensating Our Officers and Directors for providing management services to us. In the future we might pay Our Officers and Directors compensation if the cash flow generated from operations significantly exceeds our total expenses. Our Officers and Directors, has the power to set their own compensation as he sees fit. If she determines to compensate himself, it could have an adverse effect on our net profit, if any.

The lack of public company experience of our officers and directors could adversely impact our ability to comply with the reporting requirements of u.s. securities laws.

Our Officers and Directors, have had no responsibility for managing a public company in the United States, which could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002. Such responsibility includes complying with federal securities laws and making required disclosures on a timely basis. In addition, our Officers and Directors may not be able to implement programs and policies in an effective and timely manner or in a manner which adequately responds to such increased legal, regulatory compliance and reporting requirements, including establishing and maintaining internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Exchange Act, which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy, in which event you could lose your entire investment.

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Our executive officers do not reside in the united states.

Our executive Officers do not reside in the United States. The U.S. stockholders would face difficulty in:

*  effecting service of process within the United States on our Officers;

*  enforcing judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against the Officers;

*  enforcing judgments of U.S. courts based on civil liability provisions of the U.S. federal securities laws in foreign courts against our Officers; and

*  bringing an original action in foreign courts to enforce liabilities based on the U.S. federal securities laws against our Officers.

We are an “emerging growth company” and intend to take advantage of reduced disclosure and governance requirements applicable to emerging growth companies; as a result our common stock may be less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. We intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. Such exemptions include, but not limited to: not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act; reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We may take advantage of these reporting exemptions until we are no longer considered an emerging growth company, which in certain circumstances could be up to five years. There may be a less active trading market for our common stock and our stock price may be more volatile.

As an emerging growth company, exemptions from the following provisions are available to us:

1. Section 404(b) of the Sarbanes-Oxley Act of 2002, which requires auditor attestation of internal controls;

2. Section 14A(a) and (b) of the Securities Exchange Act of 1934, which require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation;

3. Section 14(i) of the Exchange Act (which has not yet been implemented), which requires companies to disclose the relationship between executive compensation actually paid and the financial performance of the company;

4. Section 953(b)(1) of the Dodd-Frank Act (which has not yet been implemented), which requires companies to disclose the ratio between the annual total compensation of the Chief Executive Officer (“CEO”) and the median of the annual total compensation of all employees of the companies; and

5. The requirement to provide certain other executive compensation disclosure under Item 402 of Regulation S-K. Instead, an emerging growth company must only comply with the more limited provisions of Item 402 applicable to smaller reporting companies, regardless of the issuer’s size.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

Furthermore, we will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

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Risks relating to our common stock

We are selling shares in this offering without an underwriter and may be unable to sell all of the shares; we may have to seek alternative financing to implement our business plans.

This offering is self-underwritten, that is, we are not engaging the services of an underwriter to sell the shares. We intend to sell them through our Officers and Directors, who will receive no commissions. He will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that he will be able to sell any/all of the shares. In the event we do not sell all of the shares before the expiration date of the Offering, we will have to seek alternative financing sources. There is no provision to refund all or portion of the funds to our existing shareholders raised by selling company shares.

You will incur immediate and substantial dilution of the price you pay for your shares.

Our existing Affiliate stockholders acquired their shares at a cost of $0.0001 per share, and our Non Affiliate shareholders acquired their shares for $0.0001 and $0.10 per share respectively, a cost per share that is substantially less than the amount you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the 1.00 you pay for them (see the Dilution table).

The proceeds of our offering will be held in a standard corporate checking account (rather than an escrow account) until the offering closes, it is possible that creditors of the company could attach these funds.

Our management will have sole control over the withdrawal of funds. We have not made arrangements to place the funds in an escrow account with a third party escrow agent due to the costs involved. As a result, investors are subject to the risk that creditors could attach these funds during the offering process.

There is currently no public market for our securities, there can be no assurance that any public market will develop or that our common stock will be quoted for trading.

There is no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering, or, if developed, be sustained. After the effective date of the registration statement of which this Prospectus is a part, we intend to identify a market maker to file an application with the Financial Industry Regulatory Authority (FINRA) to have our common stock quoted on the OTCMarkets.com OTCQB market tier. We will have to satisfy certain criteria in order for our application to be accepted. We do not currently have a market maker that is willing to participate in this application process, and even if we identify a market maker, we cannot assure you that we will meet the acceptance criteria. Our common stock may never be quoted on the OTCMarkets.com OTCQB market tier, or, if quoted, a public market may not materialize.

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Risk of losing investment.

If our securities are not eligible for initial quotation, or if quoted, are not eligible for continued quotation on the OTCMarkets.com OTCQB market tier, or a public trading market does not develop, purchasers of the shares of common stock may have difficulty selling or be unable to sell their securities, rendering their shares effectively worthless and resulting in a partial or complete loss of their investment.

Purchasing penny stock limits investor’s ability to re-sell.

The shares offered by this Prospectus constitute “penny stock” under the Exchange Act. The shares will remain “penny stock” for the foreseeable future. “Penny stock” rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with a spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase.

Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our shares of common stock. The market price of our shares would likely suffer as a result.

Finra sales requirements may limit a stockholder’s ability to buy and sell our stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for certain customers. FINRA requirements will likely make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

State securities laws may limit secondary trading, restricting the states where you can resell the shares offered by this prospectus.

If you purchase shares of our common stock sold pursuant to this offering, you may not be able to resell the shares in a certain state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited, which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder’s ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder’s risk of losing some or all of her investment.

If quoted, the price of our common stock may be volatile; you may not be able to sell your shares at or above the acquisition price.

Even if our shares are quoted for trading on the OTCMarkets.com OTCQB market tier following this offering and a public market develops for our common stock, the market price of our common stock may be volatile. It may fluctuate significantly in response to the following factors:

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* variations in quarterly operating results;

* our announcements of significant progress and achievement of milestones;

* our relationships with other companies or capital commitments;

* additions or departures of key personnel;

* sales of common stock or termination of stock transfer restrictions;

* changes in financial estimates by securities analysts, if any; and

* fluctuations in stock market price and volume.

Your inability to sell your shares during a decline in the price of our stock may increase losses that you may suffer as a result of your investment.

Since we do not intend to pay any dividends on our common shares, stockholders should rely on stock appreciation for any return on their investment.

We have not declared or paid any dividends on our common stock since inception; we do not anticipate paying any such dividends for the foreseeable future. Accordingly, holders of our common stock will have to rely on capital appreciation, if any, to earn a return on their investment in our common stock.

Additional issuances of our securities may result in immediate dilution to existing shareholders.

We plan to raise additional capital in order to expand our business. Our most likely source of additional capital will be through the sale of additional shares of common stock. We are authorized to issue up to 680,000,000 shares of common stock, of which 82,000,000 shares of common stock are currently issued and outstanding. Our Board of Directors has the authority over issuing additional shares of common, and to determine the rights, preferences and privilege of such shares, without consent of any of our stockholders. We may issue shares in connection with financing arrangements or otherwise. Any such issuances will result in immediate dilution to our existing shareholders’ interests, which will negatively affect the value of your shares.

We may be exposed to potential risks resulting from new requirements under section 404 of the sarbanes-oxley act of 2002.

Pursuant to Section 404 of the SOX Act, we will be required to include in our annual report our assessment of the effectiveness of our internal control over financial reporting once this registration statement becomes effective and we commence filing financial reports with the Securities & Exchange Commission. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

We currently do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants. During the course of our testing, we may identify other deficiencies that we may not be able to remediate in time to meet the deadline imposed by the SOX Act Section 404. As such standards are modified, supplemented or amended; it may be difficult to ensure effective internal controls over financial reporting. Effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

The offering price has been arbitrarily set by company; you may not realize a return on your investment upon resale of your shares.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed on June 9, 2016 and has only a limited operating history and the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

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CAUTIONARY DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements and information relating to our business that are based on our beliefs as well as assumptions made by us or based upon information currently available to us. These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Forward-looking statements are often identified by words like: “believe,” “expect,” “estimate,” “anticipate,” “intend,” “project” and similar expressions or words which, by their nature, refer to future events. In some cases, you can also identify forward-looking statements by terminology such as “may”, “will”, “should”, “plans”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In addition, you are directed to factors discussed in the “Management’s Discussion and Analysis of Financial Condition and Results of Operation” section, and the section entitled “Description of Our Business”, as well as those discussed elsewhere in this Prospectus. Other factors include, among others: general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; availability, terms, and deployment of capital; and availability of qualified personnel.

These forward-looking statements are relevant as of the date of this Prospectus. We believe that the expectations reflected in the forward-looking statements are reasonable; however we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we expressly disclaim any obligation or undertaking to disseminate any update or revisions of any of the forward-looking statements to reflect any change in our expectations with regard thereto or to conform these statements to actual results.

USE OF PROCEEDS

The principal purposes of our initial public offering are to create a public market for our common stock and thereby enable future access to the public equity markets by us and our employees. We intend to use the net proceeds to us from our initial public offering for working capital and other general corporate purposes, as follows:

	25%	50%	75%	100%
Daily Operating Expenses	32,000	82,000	132,000	182,000
Recruiting personnel and hiring staff	15,500	74,500	125,500	172,500
Training new staff	20,000	46,000	70,000	98,000
R&D	35,500	100,500	175,500	250,500
Offering Expenses	35,000	35,000	35,000	35,000
Marketing - Online Advertising and Telemarketing	37,000	87,000	137,000	187,000
Account and Audit Expenses	20,000	20,000	20,000	20,000
Payment for ongoing reporting requirements	25,000	25,000	25,000	25,000
Legal Fee	30,000	30,000	30,000	30,000
Total	250,000	500,000	750,000	1,000,000

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $1.00. There is no assurance that we will raise the full $1,000,000 as anticipated. The Company currently does not have sufficient cash on hand to meet all anticipated expenses for a year.

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DETERMINATION OF OFFERING PRICE

There is no established market for our stock. The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Upon the effectiveness of the registration statement of which this Prospectus forms a part, we intend to seek a market maker to file an application with the FINRA to have our stock quoted on the OTC Markets OTCQB. However, we cannot assure you that our shares will be quoted on the OTC Markets OTCQB or, if quoted, that a public market will materialize.

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, that:

a. contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

b. contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws;

c. contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;

d. contains a toll-free telephone number for inquiries on disciplinary actions;

e. defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and

f. contains such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

The broker or dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

(a) bid and offer quotations for the penny stock;

(b) the compensation of the broker-dealer and its salesperson in the transaction;

(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

(d) a monthly account statement showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a suitably written statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

HOLDERS

We had 32 holders of record of our common stock as of March 31, 2017.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

We do not have any securities authorized for issuance under any equity compensation plans.

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PENNY STOCK REGULATION

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

DIVIDEND POLICY

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of Directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

In this offering, the level of dilution is increased as a result of the relatively low book value of AGILITY’s presently issued and outstanding stock. This is due to the shares of common stock issued to the Company’s officers and directors totaling 14,900,000 shares at $0.0001 per share for $1,490 cash, and 65,100,000 and 2,000,000 shares at $0.0001 and $0.10 per share respectively for a total of $206,710 from Non Affiliates, versus the current offering price of 1.00 per share.

The Company’s net tangible book value on March 31, 2017 was ($57,352) or approximately ($0.001) per share, based upon 82,000,000 shares outstanding. Upon completion of this offering, but without taking into account any change in the net tangible book value after completion of this offering other than that resulting from the sale of the shares and receipt of the total proceeds of $1,000,000, the net tangible book value of the 83,000,000 shares to be outstanding will be $942,648 or approximately $0.01 per share.

DILUTION TABLE

The price of the current offering is fixed at 1.00 per common share. This price is significantly higher than the price paid by our Directors and Officers for common equity since the Company’s inception on June 9, 2016.

Our Officers and Directors invested $1,490 on June 9, 2016 and January 3, 2017, paying $0.0001 per share for their 14,900,000 common shares.

31 Non Affiliate shareholders invested 65,100,000 and 2,000,000 shares at $0.0001 and $0.10 per share respectively.

Assuming completion of the offering, there will be up to 83,000,000 common shares outstanding. The following table illustrates the per common share dilution that may be experienced by investors at various funding levels based on stockholders’ equity of ($57,352) as of March 31, 2017.

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Percentage of funding	100%	75%	50%	25%
Offering price	$1.00	$1.00	$1.00	$1.00
Shares after offering	83,000,000	82,750,000	82,500,000	82,250,000
Amount of net new funding	$1,000,000	$750,000	$500,000	$250,000
Proceeds net of est. offering costs	$(0.00)	(0.00)	(0.00)	(0.00)
Book value before offering (per share)	$(0.00)	(0.00)	(0.00)	(0.00)
Book value after offering (per share)	$0.01	0.01	0.01	(0.00)
Increase per share	$(0.00)	(0.00)	(0.00)	(0.00)
Dilution to investors	$0.988	0.9909	0.9939	0.997
Dilution as percentage	98.8%	99.09%	99.39%	99.7%

The following table summarizes the number and percentage of shares purchased, the amount of consideration paid and the average price per share paid by our existing stockholders and by new investors in this offering:

	Price per Share	Shares Held	Total Number of Ownership	Amount of Consideration Paid
Affiliate Stockholders	$0.0001	14,900,000	17.95%	1,490
Non Affiliate Stockholders	$0.0001	65,100,000	78.43%	6,510
Non Affiliate Stockholders	$0.1	2,000,000	2.41%	200,000
Investors in This Offering	$1.00	1,000,000	1.20%	1,000,000

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The following table sets forth the name of the stockholders and the number of shares of common stock beneficially owned by each of the stockholders as of March 31, 2017.

Name	Total Number of Shares Owned Prior to Offering	Percentage of Shares Owned Prior to Offering	Total Number of Shares Owned After the Offering
Chan Kam Wun*	14,900,000	18.17%	17.95%
Li Yuntao	2,240,000	2.73%	2.70%
Dai Dongyu	910,000	1.11%	1.10%
Tang Jiangli	560,000	0.68%	0.67%
Xi Hanzhong	560,000	0.68%	0.67%
Wang Wengang	1,680,000	2.05%	2.02%
Xu Yongsheng	1,120,000	1.37%	1.35%
Li Xuhui	9,015,000	10.99%	10.86%
Mo Qingtao	6,875,000	8.38%	8.28%
Zhao Deyi	560,000	0.68%	0.67%
Cai Manqiu	2,650,000	3.23%	3.19%
Wong Pak Yuen	1,250,000	1.52%	1.51%
Yang Hongfeng	1,680,000	2.05%	2.02%
Chin Ming Loi	672,000	0.82%	0.81%
Greenpro Asia Strategic SPC	13,280,000	16.20%	16.00%
Tse Wing Ho Jeremy	1,250,000	1.52%	1.51%
Chan Ho Kwan Rome	560,000	0.68%	0.67%
Leung Kwok Hei	1,408,000	1.72%	1.70%
Lam Heung Yeung Horace	8,850,000	10.79%	10.66%
Chan Ching Ha	3,800,000	4.63%	4.58%
Tang Shung Ching Louis	7,400,000	9.02%	8.92%
Zhou Wenwei	10,000	0.01%	0.01%
Chai Yu Chun	50,000	0.06%	0.06%
Duan Zijuan	20,000	0.02%	0.02%
Li Chaorong	80,000	0.10%	0.10%
Mak Wai Lung	250,000	0.30%	0.30%
Feng Xianyu	10,000	0.01%	0.01%
Geng Pinxiu	10,000	0.01%	0.01%
Lu Xia	10,000	0.01%	0.01%
Zhang Yimin	10,000	0.01%	0.01%
Chan Hiu	200,000	0.24%	0.24%
Chow Sau Wan Ivy	130,000	0.16%	0.16%

* Chan Kam Wun is our President, Secretary, Treasurer and a member of our Board of Directors.

There are no “selling shareholders” in this offering. These shares listed above are restricted shares and will not be registered for resale in this registration statement. The shareholders listed above agreed a to disclose their names and shareholding in this Form S-1 Registration Statement in order to accurately reflect the Company’s share structure at the time of filing its S-1 Registration Statement.

PLAN OF DISTRIBUTION

This is a self-underwritten offering. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. Officers and Directors will sell the shares and intends to offer them to friends, family members and business acquaintances with no commission or other remuneration payable to him for any Shares they sell. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

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Our Officers and Directors will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer, may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer. Our Officers and Directors satisfy the requirements of Rule 3a4-1, because they:

(a) are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39)of the Act, at the time of his participation; and

(b) will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities neither he will be compensated in any other forms with the proceeds of this offering; and

(c) are not, nor will they be at the time of his participation in the offering, an associated person of a broker-dealer; and

(d) meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) each is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

We will not utilize the internet to advertise our offering. Our Officers and Directors will distribute the Prospectus to potential investors at meetings, to business associates and to his friends and relatives who are interested in us and a possible investment in the offering. No shares purchased in this offering will be subject to any kind of lock-up agreement.

Our Officers and Directors do not intend to purchase any shares in this offering.

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SECTION 15(G) OF THE EXCHANGE ACT

Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated there under, impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approve the transaction for the customer’s account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding her investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of her rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Securities Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares.

TERMS OF THE OFFERING

This Prospectus Offering consists of a total of 1,000,000 shares (the “Shares”) of our common stock on a “self-underwritten” basis at a fixed price of 1.00 per share. There is no minimum for this Offering. The Offering will commence promptly on the date upon which this prospectus is declared effective by the SEC and will continue for 180 days. At the discretion of our board of directors, we may discontinue the offering before expiration of the 180 day period or extend the offering for up to 180 days following the expiration of the 180 day offering period. We will pay all expenses incurred in this offering. We are an “emerging growth company” under applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements.

The offering of the 1,000,000 shares is a “best efforts” offering, which means that our Officers and Directors will use their best efforts to sell the common stock and there is no commitment by any person to purchase any shares. The shares will be offered at a fixed price of 1.00 per share for the duration of the offering. There is no minimum number of shares required to be sold to close the offering, therefore the net proceeds may range between $0 and $1,000,000. Proceeds from the sale of the shares will be used to fund the initial stages of our business development. We have not made any arrangements to place funds received from share subscriptions in an escrow, trust or similar account. Any funds raised from the offering will be immediately available to us for our immediate use. We have agreed to bear all of the expenses incurred in connection with the registration of these shares.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our Officers and Directors will be solely responsible for selling shares under this offering for the Company and no commission will be paid on any sales.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. Subscriptions, once received by the company, are irrevocable.

RIGHT TO REJECT SUBSCRIPTIONS

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours of our having received them.

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DESCRIPTION OF SECURITIES TO BE REGISTERED

CAPITAL STOCK

Our authorized capital stock consists of 680,000,000 shares of common stock and 200,000,000 shares of preferred stock with a par value of $0.001 per share.

COMMON STOCK

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of Directors, can elect all of the Directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our Directors. After this offering is completed, assuming the sale of all of the shares of common stock, our present stockholders (all of whom are Officers and Directors) will own approximately 98.8% of our outstanding shares and Our Officers and Directors, Chan Kam Wun will still own approximately 17.95%, even if all 1,000,000 shares being offered by the Company are sold.

Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

We do not have issued any preferred stock at this time.

OPTIONS, WARRANTS AND RIGHTS

There are no outstanding options, warrants, or similar rights to purchase any of our securities.

SHARES ELIGIBLE FOR FUTURE RESALE

GENERAL

There is no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

Upon completion of this offering, based on our outstanding shares as of March 31, 2017, we will have outstanding an aggregate of 82,000,000 shares of our common stock. Of these shares, upon effectiveness of the registration statement of which this Prospectus forms a part, the 1,000,000 shares covered hereby will be freely transferable without restriction or further registration under the Securities Act.

The remaining 14,900,000 restricted shares of common stock to be outstanding are owned by our Officers and Directors, each known as our “affiliate,” and may not be resold in the public market except in compliance with the registration requirements of the Securities Act or under an exemption under Rule 144 or Regulation S under the Securities Act, if available, or otherwise.

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INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000 directly or indirectly, in the Company or any of its parents or subsidiaries nor was any such person connected with AGILITY HEALTH & WELLNESS CORPORATION or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, Director, Officer, or employee.

EXPERTS

Weld Asia Associates, our independent registered public accounting firm, has audited our financial statements included in this Prospectus and registration statement to the extent and for the periods set forth in their audit report.

LEGAL MATTERS

RULE 144 SHARES

Currently, none of our securities may be resold pursuant to Rule 144.

The securities sold in this offering can only be resold through registration under Section 5 of the Securities Act of 1933, Section 4(a)(1), if available, for non-affiliates or by meeting the conditions of Rule 144.  A holder of our securities may not rely on the safe harbor from being deemed statutory underwriter under Section 2(11) of the Securities Act, as provided by Rule 144, to resell his or her securities. “Form 10 information” is, generally speaking, the same type of information as we are required to disclose in this Prospectus, but without an offering of securities.

Matheau J. W. Stout, Esq. has opined on the validity of the shares of common stock being offered hereby.

Instruction 1 to Item 509 of Regulation S-K requires disclosing whether the interest of any expert or counsel named in the Prospectus exceeds $50,000. The interest of any expert or counsel named in the Prospectus does not exceed $50,000 according to Instruction 1 Item 509 of Regulation S-K.

DESCRIPTION OF OUR BUSINESS

OVERVIEW

We were incorporated on June 9, 2016 in the State of Nevada. We have never been involved in any reclassification, merger, consolidation or purchase or sale of a significant amount of assets nor have we ever declared bankruptcy, been in receivership, or been involved in any legal action or proceedings.

EMERGING GROWTH COMPANY STATUS

Because we generated less than $1 billion in total annual gross revenues during our most recently completed fiscal year, we qualify as an “emerging growth company” under the Jumpstart Our Business Startups (“JOBS”) Act.

We will lose our emerging growth company status on the earliest occurrence of any of the following events:

1. on the last day of any fiscal year in which we earn at least $1 billion in total annual gross revenues, which amount is adjusted for inflation every five years;

2. on the last day of the fiscal year of the issuer following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement;

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3. on the date on which we have, during the previous 3-year period, issued more than $1 billion in non-convertible debt; or

4. the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.”

A “large accelerated filer” is an issuer that, at the end of its fiscal year, meets the following conditions:

1. it has an aggregate worldwide market value of the voting and non-voting common equity held by its non-affiliates of $700 million or more as of the last business day of the issuer’s most recently completed second fiscal quarter;

2. It has been subject to the requirements of section 13(a) or 15(d) of the Act for a period of at least twelve calendar months; and

3. It has filed at least one annual report pursuant to section 13(a) or 15(d) of the Act.

As an emerging growth company, exemptions from the following provisions are available to us:

1. Section 404(b) of the Sarbanes-Oxley Act of 2002, which requires auditor attestation of internal controls;

2. Section 14A(a) and (b) of the Securities Exchange Act of 1934, which require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation;

3. Section 14(i) of the Exchange Act (which has not yet been implemented), which requires companies to disclose the relationship between executive compensation actually paid and the financial performance of the company;

4. Section 953(b)(1) of the Dodd-Frank Act (which has not yet been implemented), which requires companies to disclose the ratio between the annual total compensation of the CEO and the median of the annual total compensation of all employees of the companies; and

5. The requirement to provide certain other executive compensation disclosure under Item 402 of Regulation S-K. Instead, an emerging growth company must only comply with the more limited provisions of Item 402 applicable to smaller reporting companies, regardless of the issuer’s size.

Pursuant to Section 107 of the JOBS Act, an emerging growth company may choose to forgo such exemption and instead comply with the requirements that apply to an issuer that is not an emerging growth company. We have elected under this section of the JOBS Act to maintain our status as an emerging growth company and take advantage of the JOBS Act provisions relating to complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act.

BUSINESS OF ISSUER

Agility Health & Wellness Corporation was incorporated in the State of Nevada on October 9, 2015. Our offices are located at Rm G, 10th Floor, Everest Ind Centre, 396 Kwun Tong Rd, Kwun Tong, Hong Kong.

We provide physiotherapy methods to clients with “no medicine and no injection.” We do not provide Chinese medicine or any kind of western medicine to clients.

INDUSTRY OVERVIEW

China’s health-care sector continues to develop at an astonishing rate: spending is projected to grow from $156 billion in 2006 to $357 billion in 2011. It remains among the world’s most attractive markets, and by far the fastest-growing of all the large emerging ones.

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The strong growth in the health-care sector is fueled by favorable demographic trends, continuing urbanization, an increasing unhealthy burden, the overall economy’s healthy expansion, the advancement of universal health care insurance and rapidly increasing consumer wealth (which encourages greater awareness of and access to treatments). It also reflects the government’s focus on health care as both a social priority and a strategic one in the 12th five-year plan and 13th five-year plan’s impact on the healthy related industry.

Also, the proportions of urban and elderly in the population are predicted to go on increasing. The McKinsey Global Institute (MGI) projects that 61 percent of China’s inhabitants will live in urban areas by 2020, up from 52 percent in 2012, as 142 million people migrate from the countryside to cities. The population of people aged 65 and older will almost double by 2030, to 223 million, from the current 122 million.

Another basis for growth in the demand for care is increasing incomes and more extensive insurance coverage, both of which will steadily improve people’s ability to pay. The urban middle-class population (defined by MGI as households with annual disposable income ranging from $7,000 to $27,000) is projected to increase from 29 percent of urban households in 2005 to 75 percent in 2020, and the upper-class group from 1 percent to 7 percent.

Lastly, the basis for growth is that many highly prevalent and burdensome health conditions remain and undertreated in China. Better and earlier prevention , as well as higher rates of treatment and compliance with therapies, will significantly expand the number of end customers and improve the benefit of health industry.

Overall, we feel optimistic about the outlook for health care in China. With expenditures projected to grow from $357 billion in 2011 to $1 trillion in 2020, it remains one of the world’s most attractive health-care markets and offers by far the largest growth opportunity of all the big emerging economies. This information can also be found at: http://www.mckinsey.com/industries/healthcare-systems-and-services/our-insights/health-care-in-china-entering-uncharted-waters#_=_

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BUSINESS OVERVIEW

AGILITY focuses on the development of healthy industry below.

To cater to the need of Chinese market, the company has opened a 8000-square store located in Dongguan City, Guangdong Province, China in June 2016. Agility make use of a series of physiotherapies which are characterized with "No medicine, No injection" to help customers to recover and maintain a healthy body. The core value of the company's culture is "Ethic, Thankfulness, Etiquette, Trust, Harmony, Spread, Education, Insistence". The company wants to bring health to the whole society.

Agility provides the following services:

1. Health prediction - Use some predictive methods and non-intrusive /non-invasive equipment to check the health status of customers, customers will see how well their bodies are, then different physiotherapy methods will be provided to improve their health condition. One of the method is Iridology, which is a historical method invented 160 years ago, by a Hungarian doctor, Dr Ignatz von Peczely. It is used to analyses a person's health status by examining the pattern, colors, components of Iris, and pupil from human eye. The other method is microcirculation test machine, which can figure out whole body's vessel status by checking up the capillary over the microscope of customers specified finger.

2. Volcanic clay moxibustion - Externally coat human bodies with valuable volcanic clay to absorb the moisture in human bodies, which makes customers feel refreshed and energized. The customers can apply it every day or 3 times a week so that can keep customers in best condition.

3. Meridian therapy - Highly experienced and skillful meridian therapists deal with human acupuncture points, arteries and veins to make better of customer’s blood circulation, remove blood stasis. The therapists will use the acupuncture meridian points without inserting any needles, they will tap or apply pressure to the acupuncture points which works in a variety of ways to release blockages and restore balance in mind and body. Restored energy flow benefits physical and mental health in many ways, the unique skill is effective in pain relief, resolve insomnia and many health problems.

4. Magnetic therapy - The physical principles of magnetism is to stimulate human blood flow, so that can achieve the purpose to clean the microcirculation. It is helpful to prevent high blood pressure, man's prostate problem and some human body problems by placing customers on a specially designed magnetic armchair.

5. Tea therapy- this therapy will use high quality and valuable black tea together with fine tea set to help to remove human bodies’ wastage , restore absorption ability of stomach and intestines and strengthen immunity system. Numerous studies have shown the biological activities of black tea and its polyphenols that include anti-oxidant, anti-tumor, anti-inflammation and metabolic regulation. Tea polyphenols such as theaflavins and catechins are multifunctional compounds that could be effective in the prevention or natural treatment of various tumor, cardiovascular problem, chronic inflammation, obesity etc.. At the same time, the Company sell these high values black tea to the clients.

The services of Agility suit all age group of people. The price range of the service is between RMB$50 and tailor-made RMB$70,000 package. All individuals or groups who are seeking for healthy condition are our potential clients. We impose prepayment system to the clients, which can ensure no bad debt and no credit risk for the company. The clients need to recharge to their account before use the services or purchase the products. The clients can render the above service at our operation site, or the client can request on-site service at their own locations. The on-site service targets on clients who are too busy in work. Our market will focus on Dongguan city which is 600 billion GDP contributors in Guangdong Province, China.

Competition

The industry is highly competitive. There are a wide variety of companies providing similar services, from companies that have long histories, to companies with many branches One of the competitors is named “Tai Yi Dao” which is established in 2014 and has almost 50 franchised shops located over each province of China. They primarily offer Chinese traditional medical doctors’ diagnosis with herbal medicine, health supplement, and minor physiotherapy by machine. As these kinds of competitors have set up many branches in the market, it will be easier for them to expand their market share. They also have stable revenue and have accumulated rich experience and connection for the business.

We believe that we compete on the basis of a number of factors, including breadth of the high-quality service and product offerings, one stop convenience, pricing, brand name and reputation.

We have at least 3 differences in between our competitors. Firstly, we are the “only service provider” who is concentrating to solve customers’ microcirculation problem by using scientific proved Magnetic therapy in China, that can make customers more confident to our service.

Secondly, our sophisticated meridian master is capable to tackle customers’ problem with immediate effect by unique acupressure methodology.

Thirdly, we have specialized natural tea formulas as auxiliary tools to offer customers to maintain their health condition. These kinds of natural tea formulas are combined by different ages of old tea, and is much welcomed by customers in China.

Future plan

In the future, we will put more efforts to improve corporate image through advertisement on various social media platforms, online advertising channels, company website set up and other media.

Additionally, we plan to allocate funds to discover and develop some marketable products that fit our Company and will rebrand them under the Agility’s name and make profit. Chinese tea is our target and will rebrand it as “Agility tea”. The Company has designed the logo and applied for exclusive trademark rights on the logo in China. These applications are pending for approval.

We will need to hire additional 10 or more employees to implement the aforementioned plan to increase our marketing presence and to develop the new product lines to be more appealing in the markets. We will need around five marketing staffs, three therapists and two customer service administrators.

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REVENUE

We were incorporated on June 9, 2016 and as of December 31, 2016 and March 31, 2017 had earned $28,276 and $13,204 respectively in revenue.

Use of Funds

The biggest ongoing expenses for AGILITY will be professional fees and general payroll expenses. Future expenses include office lease, payroll, telecommunications & internet, and office equipment.

Sources of Funds

AGILITY is self-funded. The Officers and Directors of the Company invested a total of $184,905 in cash to fund the Company on Company daily operation.

Our financial statements from inception (June 9, 2016) through December 31, 2016 report revenue of $28,276, net loss of $167,096, and total assets of $182,366 including cash balance of $7,795, which was generated from providing services and sale of health products, the sale of 54,000,000 shares of restricted common stock to our Officers and Directors, and advances from related parties’ loans.

From January 1, 2017 to March 31, 2017, the Company generated revenue $13,204, net loss of $146,155 and total asset of 223,828, including cash balance of $56,761, which was generated from providing services, the sale of 28,000,000 shares of restricted common stock to our directors and non-Affiliate investors.

We do not have sufficient cash on hand to meet our anticipated operational needs for a year. We currently do not have any written agreements in place for any investments or loans from third parties. If we do not have enough funds to pay for the business operation, our Chief Executive Officer Chan Chun Ngan has verbally stated that he may be willing to loan or advance capital to us.

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SOURCES AND AVAILABILITY OF PRODUCTS AND SUPPLIES

We believe that our Officers and Directors’ industry experience and connections will enable us to develop the various aspects of the business.

We believe there are no constraints on the sources or availability of products, materials and supplies related to our business.

PATENT, TRADEMARK, LICENSE & FRANCHISE RESTRICTIONS AND CONTRACTUAL OBLIGATIONS & CONCESSIONS

The Company has applied for exclusive trademark rights on our Company logo in China. These applications are pending approval.

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GOVERNMENTAL AND INDUSTRY REGULATIONS

We will be subject to federal and state laws and regulations that relate directly or indirectly to our operations including federal securities laws. We will also be subject to common business and tax rules and regulations pertaining to the normal business operations.

RESEARCH AND DEVELOPMENT ACTIVITIES AND COSTS

We have not yet spent any money on R&D.

COMPLIANCE WITH ENVIRONMENTAL LAWS

Our operations are not subject to any environmental laws.

FACILITIES

Locations & Facilities

The Company leases office space on a month to month basis for HKD10,300 (Around USD1320).

EMPLOYEES

We have commenced only limited operations, and currently have ten employees, including our Officers and Directors, each of whom devotes their full time to our operations. Besides Officers and Directors, three of them are therapists and five of them are customer service administrators.

REPORTS TO STOCKHOLDERS

We are not currently a reporting company, but upon effectiveness of the registration statement, of which this Prospectus forms a part, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended. These reports include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Copies of these reports from the SEC’s Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. or on the SEC’s website, at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

DESCRIPTION OF PROPERTY

Equipment & Tools

We are currently operating out of the premises leased on a month to month basis for HKD10,300 (Around USD1320). during our development stage. We consider our current principal office space arrangement adequate.

LEGAL MATTERS

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our Directors, Officer or any of their respective affiliates, or any beneficial stockholder, is an adverse party, or has a material interest adverse to our interest. Our address for service of process in Nevada is 1645 Village Center Circle, Suite 170, Las Vegas, NV 89134.

MANAGEMENT

Data concerning company executives as of the date of this Prospectus:

Name	Age	Position

Chan Chun Ngan	44	Chief Executive Officer

Chan Kam Wun	44	President, Secretary, Treasurer and Director

The persons named above have held their offices/positions since the inception of our company and are expected to hold their offices/positions until the next annual meeting of our stockholders.

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BIOGRAPHICAL INFORMATION

Set forth below is a brief description of the background and business experience of our executive Officers:

Chan Chun Ngan, Chief Executive Officer

Mr. Chan graduated from West Coast Institute of Management & Technology Australia with a Bachelor’s degree in E-commerce. He has extensive experience in management for more than 15 years.

In 1998 till 2014, Mr. Chan served as a Manager at Global Sources Publication Ltd which is a leading trade media group in Hong Kong, having over 16 years’ experience in advertising, printing and publishing. His major responsibilities were to deal with corporate account, provide B2B solution and training. In 2012, Mr. Chan founded Parkson Capital Corporation Limited, an investment company incorporated in Hong Kong. He has been responsible in seeking for high return project for the company, build up sales team and provide training since 2012.

In 2016, Mr. Chan served as the CEO of Agility Health & Wellness Corporation.

Also, Mr. Chan Chun Ngan has supplier list and manufacturer list that can apply to Tea series, so that the Company can buy more quality tea and produce the healthy tea bag to clients. Mr. Chan’s accumulated numerous experience in the marketing and business development have led the Board of Director to reach the conclusion that he should serve as a Director of the Company.

Chan Kam Wun, President, Secretary, Treasurer and Director

Ms. Chan has extensive experience in Investment for more than 15 years. In 1992, she served as a Manager at Forex Gold Investment Company Ltd, a Hong Kong company which provides foreign exchange trading service. As a manager, the appointment primarily consists of a leadership role within the sales team that manages the entire sales process to achieve target and provide staff training. In 2012-2016, Ms. Chan has acted as a director of Parkson Capital Corporation Limited, an investment company incorporated in Hong Kong. She is responsible in seeking for high return project for the company, build up sales team and provide training.

In 2016, Ms. Chan found Agility Health & Wellness Corporation and served as a Director of the Company.

Ms. Chan has some enterprise connection that is in expert of franchise chain industry and it can help Agility to develop franchise chain store in the future. Ms. Chan’s accumulated numerous experience in the business development have led the Board of Director to reach the conclusion that he should serve as a Director of the Company.

Family Relationships

Ms. Chan Kam Wun is Mr. Chan Chun Ngan’s spouse. There are no other family relationships among any of our officers or directors.

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During the past ten years, Our Officers and Directors, have not been the subject of any the following events:

1. Any bankruptcy petition filed by or against any business of which either were a general partner or executive Officer either at the time of the bankruptcy or within two years prior to that time.

2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting either Our Officers and Directors or other Officers or Directors involvement in any type of business, securities or banking activities.

4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

BOARD COMPOSITION

Our Bylaws provide that the Board of Directors shall consist of at least one member, and that our shareholders shall determine the number of Directors from time to time. Each Director serves a term expiring at the next annual shareholders meeting and until his successor is elected and qualified, or until his resignation, removal from office, or death.

COMMITTEES OF THE BOARD OF DIRECTORS

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. Nor do we have an audit committee “financial expert.” As such, our entire Board of Directors acts as our audit committee and handles matters related to compensation and nominations of Directors.

POTENTIAL CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent Directors, such functions that would have been performed by such committees are performed by our Officers and Directors. Thus, there is an inherent conflict of interest.

DIRECTOR INDEPENDENCE

As of the date of this Registration Statement filed on Form S-1, we have no independent Directors.

SIGNIFICANT EMPLOYEES

We have no significant employees other than the Chief Executive Officer described earlier.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

No Director, person nominated to become a Director, Executive Officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive Officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors. Nevertheless, every effort will be made to ensure that the views of stockholders are heard by the Board of Directors, and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year, our Board will continue to monitor whether it would be appropriate to adopt such a process.

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EXECUTIVE COMPENSATION

Since our incorporation on June 9, 2016, we have not compensated and have no arrangements to compensate our Officers and Directors for their services. However, we anticipate that our Officers and Directors will receive compensation from the Company once cash flow that we generate from operations significantly exceeds our total expenses. We have not granted any stock options to anyone; there are no stock option, retirement, pension, or profit sharing plans for the benefit of our Officers and Directors; we have not entered into any employment or consulting agreements with our Officers and Directors. However, as majority shareholder of the Company, Our Officers and Directors effectively have the power to set their own compensation.

The following table sets forth the compensation paid by us for the period from inception until March 31, 2017 and subsequent thereto, for our Officers and Directors. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation addresses all compensation awarded to, earned by, or paid to our named executive Officers.

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
						Incentive	Deferred
Name and				Stock	Option	Plan	Compensation	All Other
Principal Position	Year	Salary ($)	Bonus ($)	Awards ($)	Awards ($)	Compensation ($)	Earnings ($)	Compensation ($)	Totals ($)

Chan Chun Ngan	2017	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	2016	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Chief Executive Officer

Chan Kam Wun	2017	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
President,	2016	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Secretary, Treasurer and Director

OUTSTANDING EQUITY AWARDS AT MARCH 31, 2017

We do not currently have a stock option plan or any other long-term incentive plans that intend to serve as an incentive for performance. No individual grants of stock options or other equity incentive awards have been made to our Executive Officers since inception; accordingly, none were outstanding at March 31, 2017.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, CHANGE-IN-CONTROL ARRANGEMENTS

There are currently no employment or other contracts or arrangements with our Executive Officers. There are no compensation plans or arrangements, including payments to be made by us, with respect to our Officers or Directors that would result from the resignation, retirement or any other termination of such person. There are no arrangements for our Directors or Officers that would result from a change-in-control.

LONG-TERM INCENTIVE PLAN AWARDS

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

DIRECTORS COMPENSATION

The members of our Board of Directors are not compensated for their services. The Board has not implemented a plan to award options to any Directors. There are no contractual arrangements with any member of the Board of Directors. We have no Director’s service contracts in place.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the transactions discussed below, none of the following parties have, since the date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

- The Officers and Directors;

- Any Person proposed as a nominee for election as a Director;

46

- Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the outstanding shares of common stock;

- Any relative or spouse of any of the foregoing persons who have the same house as such person.

As of March 31, 2017, we have issued an aggregate of 14,900,000 shares of our common stock to Officers and Directors for a purchase price of $0.0001 per share or for aggregate consideration of $1,490. The shares were issued under Regulation S of the Securities Act of 1933.

As of March 31, 2017, we have issued an aggregate of 67,100,000 shares of our common stock to the shareholders, 31 Non Affiliate shareholders acquired their shares for $0.0001 and $0.10 per share and for aggregate consideration of $206,510. The shares were issued under Regulation S of the Securities Act of 1933.

Since inception date of June 9, 2016 until March 31, 2017, we have received $166,982 in shareholder advances from Chan Chun Ngan, our CEO. These loans are unsecured, non-interest bearing with no fixed terms of repayment.

Our business plan contemplates eventually entering into formal employment agreements with our Officers and Directors for their management services for set monthly consideration. However, we do not anticipate entering into such agreements until our cash flow from operations justifies such agreements.

We have not entered into any other transaction, nor are there any proposed transactions, in which our Officers and Directors, or any significant stockholder, or any member of the immediate family of any of the foregoing, had or is to have a direct or indirect material interest.

Our Officers and Directors may be considered promoters of the Company due to their participation in and management of the business since our incorporation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of March 31, 2017, we issued an aggregate of 14,900,000 shares of our common stock to our Officers and Directors for aggregate consideration of $1,490.

The following table sets forth the information regarding the beneficial ownership of our common stock as of March 31, 2017 for our Officers and Directors. There is no other person or group of affiliated persons, known by us to beneficially own more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him, subject to applicable community property laws.

The percentage ownership information shown in the table below is calculated based on 82,000,000 shares of our common stock issued and outstanding as of March 31, 2017. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

All figures in this table assume the issuance and subsequent disposition of all shares. The percentage in the column “Percentage of Share Owned Before Offering” was calculated by dividing the total number of shares owned prior to offering by the total issued and outstanding number of shares prior to the offering equivalent to 82,000,000 as of March 31, 2017.

Name and Address	No. of Common Stock	No. of Common Stock	Percentage of Ownership	Percentage of Ownership
of Beneficial Owner	Before Offering	After Offering	Before Offering	After Offering

Chan Chun Ngan	0	0	0%	0%
Chan Kam Wun	14,900,000	14,900,000	18.17%	17.95%
Li Xuhui	9,015,000	9,015,000	10.99%	10.86%
Mo Qingtao	6,875,000	6,875,000	8.38%	8.28%
Greenpro Asia Strategic SPC	13,280,000	13,280,000	16.2%	16.00%
Lam Heung Yeung Horace	8,850,000	8,850,000	10.79%	10.66%
Tang Shung Ching Louis	7,400,000	7,400,000	9.02%	8.92%
Officers, Directors and 5% shareholders (5 persons)	60,320,000	60,320,000	73.55%	72.67%

The address for each person listed in the table above is AGILITY HEALTH & WELLNESS CORPORATION, Rm G, 10th Floor, Everest Ind Centre, 396 Kwun Tong Rd, Kwun Tong, Hong Kong. Except the address for Greenpro Asia Strategic SPC is at Office of Harneys Services (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, PO Box 10240, Grand Cayman KY1-1002, Cayman Islands. Ms. Chan Kam Wun is Mr. Chan Chun Ngan’s spouse. There are no other family relationships among any of our officers or directors.

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and Executive Officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, Directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

47

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our Directors, Officers or persons controlling us, we have been advised that it is the Securities and Exchange Commission’s opinion that such indemnification is against public policy as expressed in such act and is, therefore, unenforceable.

48

MANAGEMENT’S DISCUSSION AND ANALYSIS

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this Prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this Prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this Prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Our cash balance was $62,727 as of March 31, 2017. We believe our cash balance is not sufficient to fund our anticipated levels of operations for at least a year. We have been utilizing funds received from our Officers and Directors in the form of loans and the purchase of shares. Being a development stage company, we have very limited operating history. We do not currently have an office in the United States but our address for service of process in Nevada is 1645 Village Center Circle, Suite 170, Las Vegas, NV 89134. Our principal executive office is located at Rm G, 10th Floor, Everest Ind Centre, 396 Kwun Tong Rd, Kwun Tong, Hong Kong, China.

We generated revenues of $28,276 and $13,204 up to December 31, 2016 and March 31, 2017 respectively.

To increase our cash surplus and provide additional capital for expansion we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to expand our proposed operations. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

We are an “emerging growth company” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to: not required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act; reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; exemptions from the requirements of holding an annual non-binding advisory vote on executive compensation and nonbinding stockholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have taken advantage of the extended transition period provided by Section 107 of the JOBS Act and that the election is irrevocable.

RESULTS OF OPERATIONS FROM JANUARY 1, 2017 TO MARCH 31, 2017

Our cash and cash equivalents balance is $56,761 as of March 31, 2017. Our cash balance is not sufficient to fund our limited levels of operations for any period of time.

Revenues

From January 1, 2017 to March 31, 2017, the Company has generated revenue of $13,204, which came from the health services that we provided, including i) diagnose patients’ disease, (ii) detoxify patients’ bodies, (iii) Tibetan herb treatment, (iv) meridian therapy, (v) magnetic therapy and (iv) tea therapy.

General and Administrative Expenses

From January 1, 2017 to March 31, 2017 we have had general and administrative expenses in the amount of $151,738, which were mainly related to rent, salary, professional fee and audit fee.

Net Loss

We recorded a net loss of $146,155 as a result of our aforementioned general and administrative expenses.

Liquidity and Capital Resources

Cash Used In Operating Activities

From January 1, 2017 to March 31, 2017, net cash used in operating activities was $91,493. The cash used in operating activities were mainly for the purchase of inventories and payment of general and administrative expenses.

Cash from Investing Activities

From January 1, 2017 to March 31, 2017, net cash used in investing activities was $2,095, which was mainly for purchase plant and equipment.

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Cash from Financing Activities

On January 3, 2017, the Company sold shares to 3 shareholders, of which reside in Hong Kong and China. A total of 26,000,000 shares of restricted common stock were sold at a price of $0.0001 per share. The total proceeds to the Company amounted to a total of $2,600. The proceeds will be used as working capital.

On January 9, 2017, the Company sold shares to 14 shareholders, of which reside in Hong Kong and China. A total of 1,660,000 shares of restricted common stock were sold at a price of $0.1 per share. The total proceeds to the Company amounted to a total of $166,000. The proceeds will be used as working capital.

On January 22, 2017, the Company sold shares to 3 shareholders, of which reside in China. A total of 340,000 shares of restricted common stock were sold at a price of $0.1 per share. The total proceeds to the Company amounted to a total of $34,000. The proceeds will be used as working capital.

In regards to all of the above transactions we claim an exemption from registration afforded by Section 4(a)(2) and/or Regulation S of the Securities Act of 1933, as amended (“Regulation S”) for the above sales of the stock since the sales of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

As of March 31, 2017, the Company has borrowed $1,322 from our director for business operation.

RESULTS OF OPERATIONS FROM INCEPTION ON JUNE 9, 2016 TO DECEMBER 31, 2016

Our cash and cash equivalents balance is $7,795 as of Our cash balance is not sufficient to fund our limited levels of operations for any period of time. In order to implement our plan of operations for the next twelve-month period, we require further funding.

Results of operations for the period ended December 31, 2016.

Revenues

From inception on June 9, 2016 to December 31, 2016 the Company has generated revenue of $28,276, which came from the health services that we provided  including i) diagnose patients’ disease, (ii) detoxify patients’ bodies, (iii) Tibetan herb treatment, (iv) meridian therapy, (v) magnetic therapy and (iv) tea therapy.

General and Administrative Expenses

From inception on June 9, 2016 to December 31, 2016 we have had general and administrative expenses in the amount of $178,478, which were mainly related to rent, salary, professional fee and marketing fee.

Net Loss

We recorded a net loss of $167,096 as a result of our aforementioned general and administrative expenses.

Liquidity and Capital Resources

Cash Used In Operating Activities

From inception on June 9, 2016 to December 31, 2016, net cash used in operating activities was $237,024. The cash used in operating activities were mainly for the purchase of inventories and payment of general and administrative expenses.

Cash from Investing Activities

From inception on June 9, 2016 to December 31, 2016, net cash used in investing activities was $90,280, which was mainly for purchase plant and equipment.

Cash from Financing Activities

On June 9, 2016, the Company issued 100,000 shares of restricted common stock, each with a par value of $0.0001 per share, to Ms Chan for initial working capital of $10.

On September 23, 2016, the Company sold shares to 17 shareholders, of which reside in Hong Kong and China. A total of 40,620,000 shares of restricted common stock were sold at a price of $0.0001 per share. The total proceeds to the Company amounted to a total of $4,062. The proceeds will be used as working capital.

On October 11, 2016, Greenpro Asia Strategic SPC- Greenpro Asia Strategic SP purchased 13,280,000 shares of restricted common stock, each with a par value of $.0001 per share, from the Company. The $1,328 in proceeds went directly to the Company as working capital.

In regards to all of the above transactions we claim an exemption from registration afforded by Section 4(a)(2) and/or Regulation S of the Securities Act of 1933, as amended (“Regulation S”) for the above sales of the stock since the sales of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

As of December 31, 2016, the Company has borrowed $323,286 from our director and shareholders for business operation.

ACTIVITIES TO DATE

A substantial portion of our activities to date has involved developing our business plan and beta testing our technology. Our team has also developed Plan of Operations. We have established the company office and provided information sessions and consulting about our services to prospective customers.

PLAN OF OPERATIONS

Over the next twelve months, the Company has the following primary goals, in order of priority:

“Our primary goal in coming next 12 months is to set up around five magnetic therapy shops in China area. We will spend $30,000 which includes $20,000 annual legal consultation fee and $2,000 accounting fee for each shop. These shops will run independently and we will locate these shops in Dongguan City first as it will be more concentrated and easy to manage. Dongguan City has 32 Towns, each town has about 500,000 population and has sufficient target customers to develop the business.”

We anticipate that our legal and accounting fees will increase to $30,000 over the next 12 months as a result of becoming a reporting company with the SEC.

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OFF BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2017, the Company had $56,761 cash and liabilities of $310,786. The available capital reserves of the Company are not sufficient for the Company to remain operational for at least six months.

Since inception, we have sold 14,900,000 shares of common stocks to our Officers and Directors, at a price of $0.0001per share, for aggregate proceeds of $1,490. Our CEO, Chan Chun Ngan, also provided $162,906 in short term loans to the company.

LIMITED OPERATING HISTORY

We have no historical financial information upon which to base an evaluation of our performance. We are in a start-up operation stages and have generated revenues of $28,276 and $13,204 up to December 31, 2016 and March 31, 2017 respectively. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

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AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this Prospectus. For future information about us and the securities offered under this Prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this Prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

The Nevada General Corporation Law requires to indemnify Officers and Directors for any expenses incurred by any Officer or Director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such Officer or Director because of his or her status as an Officer or Director, to the extent that the Director or Officer has been successful on the merits or otherwise in defense of the action or proceeding. The Nevada General Corporation Law permits a corporation to indemnify an Officer or Director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such Officer or Director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the corporation and such indemnification is authorized by the stockholders, by a quorum of disinterested Directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of Directors consisting of disinterested Directors, or by independent legal counsel in a written opinion if a quorum of disinterested Directors cannot be obtained.

The Nevada General Corporation Law prohibits indemnification of a Director or Officer if a final adjudication establishes that the Officer’s or Director’s acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action. Despite the foregoing limitations on indemnification, the Nevada General Corporation Law may permit an Officer or Director to apply to the court for approval of indemnification even if the Officer or Director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

The Nevada General Corporation Law also provides that indemnification of Directors is not permitted for the unlawful payment of distributions, except for those Directors registering their dissent to the payment of the distribution.

According to Article 11 of our Bylaws, we are authorized to indemnify our Directors to the fullest extent authorized under Nevada law subject to certain specified limitations.

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Insofar as indemnification for liabilities arising under the Securities Act may be provided to Directors, Officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

WHERE YOU CAN GET MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 (including exhibits) under the Securities Act with respect to the shares to be sold in this Offering. This Prospectus, which forms part of the Registration Statement, does not contain all the information set forth in the Registration Statement as some portions have been omitted in accordance with the rules and regulations of the SEC. For further information with respect to our Company and the Shares offered in this Prospectus, reference is made to the Registration Statement, including the exhibits filed thereto, and the financial statements and notes filed as a part thereof. With respect to each such document filed with the SEC as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved. We are not currently subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”). As a result of the offering of the Shares of our common stock, we will become subject to the informational requirements of the Exchange Act, and, in accordance therewith, we will file quarterly and annual reports and other information with the SEC and send a copy of our annual report together with audited consolidated financial statements to each of our shareholders. The Registration Statement, such reports and other information may be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N. E., Washington, D. C. 20549. Copies of such materials, including copies of all or any portion of the Registration Statement, may be obtained from the Public Reference Room of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s home page on the internet (http://www.sec.gov).

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AGILITY HEALTH AND WELLNESS CORPORATION

INDEX TO FINANCIAL STATEMENTS

FEBRUARY 28, 2017

FINANCIAL STATEMENTS AND EXHIBITS

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Agility Health & Wellness Corporation

Rm G, 10th Floor, Everest Ind Centre, 396 Kwun Tong Rd,

Kwun Tong, Hong Kong

We have audited the accompanying consolidated balance sheet of Agility Health & Wellness Corporation as of December 31, 2016 and February 28, 2017, and the related consolidated statements of income, stockholders’ equity, and cash flows for the period then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Agility Health & Wellness Corporation as of December 31, 2016 and February 28, 2017, and the results of its operations and its cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ WELD ASIA ASSOCIATES

WELD ASIA ASSOCIATES

KUALA LUMPUR, MALAYSIA

MAY 4, 2017

F-2

AGILITY HEALTH & WELLNESS CORPORATION

CONSOLIDATED BALANCE SHEET AS OF FEBRUARY 28, 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(AUDITED)

As of February 28, 2017
(Audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$62,727
Inventory	42,068
Prepayments and other receivables	79,685
TOTAL CURRENT ASSETS	184,480
NON-CURRENT ASSETS
Plant and equipment, net	87,646
TOTAL NON-CURRENT ASSETS	87,646
TOTAL ASSETS	$272,126

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Amount due to related parties	$280,423
Amount due to director	1,322
Accrued expenses and other payables	47,733
TOTAL CURRENT LIABILITIES	329,478

TOTAL LIABILITIES	329,478

STOCKHOLDERS’ EQUITY
Preferred stock – Par value $0.0001; Authorized: 200,000,000 None issued and outstanding	-
Common stock – Par value $ 0.0001; Authorized: 680,000,000 Issued and outstanding: 82,000,000 shares as of February 28, 2017	8,200
Additional paid-in capital	199,800
Accumulated other comprehensive loss	4,698
Accumulated deficit	(270,050)
TOTAL STOCKHOLDERS’ EQUITY	$(57,352)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$272,126

The accompanying notes are an integral part of these financial statements.

F-3

AGILITY HEALTH & WELLNESS CORPORATION

CONSOLIDATED STATEMENT OF INCOME

FROM JANUARY 1, 2017 TO FEBRUARY 28, 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(AUDITED)

From January 1, 2017 to February 28, 2017
REVENUE	$12,822

COST OF REVENUE	(5,783)

GROSS PROFIT	7,039

GENERAL AND ADMINISTRATIVE EXPENSES	(109,992)

LOSS BEFORE INCOME TAX	(102,953)

INCOME TAX PROVISION	-

NET LOSS	$(102,953)

Other comprehensive loss:
- Foreign currency translation adjustment	(1,714)

Comprehensive loss	(104,668)

Net loss per share- Basic and diluted	(0.00)

Weighted average number of common shares outstanding – Basic and diluted	80,593,898

The accompanying notes are an integral part of these financial statements.

F-4

AGILITY HEALTH & WELLNESS CORPORATION

CONSOLIDATED STATEMENT OF RETAINED EARNINGS

FROM JANUARY 1, 2017 TO FEBRUARY 28, 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(AUDITED)

	COMMON STOCK		ADDITIONAL	ACCUMULATED OTHER
	Number of shares	Amount	PAID-IN CAPITAL	COMPREHENSIVE LOSS	ACCUMULATED DEFICIT	TOTAL EQUITY
Balance as of January 1, 2017	54,000,000	$5,400	$-	6,412	$(167,096)	$(155,284)
Shares issued for founder’s shares	26,000,000	2,600	-	-	-	2,600
Shares issued for private placement	1,660,000	166	165,834	-	-	166,000
Shares issued for private placement	340,000	34	33,966	-	-	34,000
Accumulated other comprehensive income/(loss)	-	-	-	(1,714)	-	(1,714)
Net loss	-	-	-		(102,954)	(102,954)
Balance as of December 31, 2016	82,000,000	8,200	199,800	4,698	(270,050)	(57,352)

The accompanying notes are an integral part of these financial statements.

F-5

AGILITY HEALTH & WELLNESS CORPORATION

CONSOLIDATED STATEMENT OF CASH FLOWS

FROM JANUARY 1, 2017 TO FEBRUARY 28, 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(AUDITED)

From January 1, 2017 to February 28, 2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(102,954)
Adjustment for:
Depreciation of property, plant and equipment	4,579
(98,376)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accounts receivable	(37,965)
Accrued liabilities, other payables and deposits received	33,370
Inventories on hand	1,667

Net cash used in operating activities	(101,304)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(1,944)

Net cash used in investing activities	(1,944)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from share issuance in private placement	202,600
Advances from directors	1,321
Advances from related parties	(44,027)

Net cash provided from financing activities	159,894

Effect of exchange rate changes on cash and cash equivalent	(1,714)

Net increase in cash and cash equivalents	54,923
Cash and cash equivalents, beginning of period	7,795

CASH AND CASH EQUIVALENTS, END OF PERIOD	$62,727

SUPPLEMENTAL CASH FLOWS INFORMATION
Income taxes paid	$-
Interest paid	$-

The accompanying notes are an integral part of these financial statements.

F-6

AGILITY HEALTH & WELLNESS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FROM JANUARY 1, 2017 TO FEBRUARY 28, 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(AUDITED)

1. ORGANIZATION AND BUSINESS BACKGROUND

Agility Health & Wellness Corporation was incorporated on June 9, 2016 under the laws of the state of Nevada.

The Company, through its subsidiaries, mainly provide health services and sale of health products.

Company name	Place/date of incorporation	Principal activities

1. Agility Holding Limited	Seychelles / June 3, 2016	Investment Holding

2. Agility Holding (HK) Limited	Hong Kong / June 3, 2016	Investment Holding

3. Shenzhen Agility International Investment Consulting Limited	China/ September 12, 2016	Investment Holding

4. Dongguan DaoHe Health Consulting Limited	China/ March 16, 2016	Retail & Service

We are a development-stage company with a fiscal year end of December 31. At this moment, we operate exclusively through our wholly owned subsidiaries and share the same business plan of our subsidiaries which provide health services and sale of health products.

Agility Health & Wellness Corporation and its subsidiaries are hereinafter referred to as the “Company”.

 2. GOING CONCERN UNCERTAINTIES

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As of February 28, 2017, the Company suffered an accumulated deficit of $270,050 and the Company had generated $12,822 revenue and had no committed sources of capital or financing for the reporting period.

While the Company is attempting to generate revenues from providing health services, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management believes that the actions presently being taken to further implement its business plan and generate additional products and revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to realize revenues and in its ability to raise additional funds, there can be no assurances to that effect. The Company’s ability to continue as a going concern is dependent upon its ability to achieve profitable operations or obtain adequate financing.

These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result in the Company not being able to continue as a going concern.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The consolidated financial statements for Agility Health & Wellness Corporation and its subsidiaries for the period from January 1, 2017 to February 28, 2017 are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and include the accounts of Agility Health & Wellness Corporation and its wholly owned subsidiaries. Intercompany accounts and transactions have been eliminated in consolidation. The Company has adopted December 31 as its fiscal year end.

Use of estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with US GAAP. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities in the balance sheets, and the reported revenue and expenses during the periods reported. Actual results may differ from these estimates.

Revenue recognition

In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 605, “Revenue Recognition”, the Company recognizes revenue from sales of goods when the following four revenue criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) selling price is fixed or determinable; and (4) collectability is reasonably assured.

F-7

AGILITY HEALTH & WELLNESS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FROM JANUARY 1, 2017 TO FEBRUARY 28, 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(AUDITED)

(a)

Revenue from the provision of (i) diagnose patients’ disease, (ii) detoxify patients’ bodies, (iii) Tibetan herb treatment, (iv) meridian therapy, (v) magnetic therapy and (iv) tea therapy. and these services are recognized when there is (i) an existence of contract or an arrangement (ii) services are rendered.

(b)	Revenue from supplies of health products is recognized when title and risk of loss are transferred and there are no continuing obligations to the customer. Title and the risks and rewards of ownership transfer to and accepted by the customer when the products are collected by the customer at the Company’s office. Revenue is recorded net of sales discounts, returns, allowances, and other adjustments that are based upon management’s best estimates and historical experience and are provided for in the same period as the related revenues are recorded. Based on limited operating history, management estimates that there were no sales return from January 1, 2017 to February 28, 2017.

Cost of revenue

Costs of revenue on provision of services primarily consist of employee compensation and related payroll benefits, company formation cost and other professional fees directly attributable to cost in related to the services rendered.

Cost of revenue includes the purchase cost of manufactured goods for sale to customers. It excludes purchasing and receiving costs, inspection costs, warehousing costs, internal transfer costs and other costs of distribution network in cost of revenues.

General and administrative expenses

General and administrative expenses are primarily comprised of rent, sales promotion, companies’ incorporation fee and bank charges.

Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

Inventories

Inventories consisting of products available for sell, are stated at the lower of cost or market value. Cost of inventory is determined using the first-in, first-out (FIFO) method. Inventory reserve will be recorded to write down the cost of inventory to the estimated market value in case of slow-moving merchandise and damaged goods, which is dependent upon factors such as historical and forecasted consumer demand, and promotional environment. The Company takes ownership, risks and rewards of the products purchased.

Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational:

Expected useful life

Office equipment	5
Computer equipment	5
Leasehold Improvement	3

F-8

AGILITY HEALTH & WELLNESS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FROM JANUARY 1, 2017 TO FEBRUARY 28, 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(AUDITED)

Expenditures for maintenance and repairs are expensed as incurred. The gain or loss on the disposal of plant and equipment is the difference between the net sales proceeds and the carrying amount of the relevant assets and is recognized in the statements of operations.

Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

The Company conducts major businesses in Hong Kong and China and is subject to tax in its own jurisdiction. The Company is subject to tax in Hong Kong jurisdictions. As a result of its business activities, the Company will file tax returns that are subject to examination by the Hong Kong tax authority.

Net income/(loss) per share

The Company calculates net income/(loss) per share in accordance with ASC Topic 260, “Earnings per Share.” Basic income/(loss) per share is computed by dividing the net income/(loss) by the weighted-average number of common shares outstanding during the period. Diluted income per share is computed similar to basic income/(loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common stock equivalents had been issued and if the additional common shares were dilutive.

Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statements of operations.

The reporting currency of the Company is United States Dollars (“US$”). The reporting currency of the Company is the United States Dollars (“US$”) and the accompanying financial statements have been expressed in US$. In addition, the Company’s operating subsidiaries maintain their books and record in a local currency Renminbi (“RMB”), which is also the respective functional currencies for each subsidiary as they are the primary currency of the economic environment in which each subsidiary operates.

F-9

AGILITY HEALTH & WELLNESS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FROM JANUARY 1, 2017 TO FEBRUARY 28, 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(AUDITED)

In general, for consolidation purposes, assets and liabilities of its subsidiary whose functional currency is not the US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statement of stockholders’ equity

Translation of amounts from RM into US$1 and HK$ into US$1has been made at the following exchange rates for the respective periods:

As of and for the period ended February 28, 2017

Period-end RMB : US$1 exchange rate	6.872
Period-average RMB : US$1 exchange rate	6.711
Period-end / average HK$ : US$1 exchange rate	7.8

Fair value of financial instruments:

The carrying value of the Company’s financial instruments: cash and cash equivalents, prepayment, deposits, accounts payable and accrued liabilities and amount due to a director approximate at their fair values because of the short-term nature of these financial instruments.

The Company also follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

Level 1: Observable inputs such as quoted prices in active markets;

Level 2: Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Recent accounting pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

F-10

AGILITY HEALTH & WELLNESS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FROM JANUARY 1, 2017 TO FEBRUARY 28, 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(AUDITED)

4. PLANT AND EQUIPMENT

Property and equipment as of February 28, 2017 are summarized below:

2017
Plant and Equipment	$44,003
Office equipment	2,983
Leasehold improvement	52,906
Total property and equipment	99,892
Accumulated depreciation	(12,246)
Property and equipment, net	$87,646

5. PREPAID EXPENSES AND DEPOSITS

Prepaid expenses and deposits consisted of the following at February 28, 2017.

2017
Prepaid expenses	$34,451
Deposits and other receivable	45,234
Total prepaid expenses and deposits	$79,685

6. INVENTORIES

Inventory balance as of February 28, 2017:

2017
Finished goods	$42,068
Total inventories	42,068

7. ACCRUED EXPENSES AND OTHER PAYABLES

From January 1, 2017 to February 28, 2017
Accrued expenses	$43,291
Other payable	4,442
Accrued expenses and other payables	$47,733

8. AMOUNT DUE TO DIRECTOR

As of February 28, 2017, the director of the Company advanced collectively $1,322 to the Company, which is unsecured, bears no interest and is payable upon demand, for working capital purpose. Imputed interest is considered insignificant

9. AMOUNT DUE TO RELATED PARTIES

As of February 28, 2017, the officer and shareholders of the Company advanced collectively $280,423 to the Company, which is unsecured, bears no interest and is payable upon demand, for working capital purpose. Imputed interest is considered insignificant.

F-11

AGILITY HEALTH & WELLNESS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FROM JANUARY 1, 2017 TO FEBRUARY 28, 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(AUDITED)

10. RELATED PARTY TRANSACTIONS

From January 1, 2017 to February 28, 2017
Professional Fee
Related Party A	$60,000

Directors of related party A are the investment managers of Greenpro Asia Strategic SPC- Greenpro Asia Strategic Fund SP.

11. INCOME TAXES

From the date of inception January 1, 2017 to period ended February 28, 2017, the local (United States) and foreign components of income/(loss) before income taxes were comprised of the following:

From January 1, 2017 to February 28, 2017

Tax jurisdictions from:
- Local	$(62,732)
- Foreign, representing
Seychelles	-
Hong Kong	(2,880)
China	(37,342)
Loss before income tax	$(102,954)

The provision for income taxes consisted of the following:

From January 1, 2017 to February 28, 2017
Current:
- Local	$-
- Foreign	-
Deferred:
- Local	-
- Foreign	-

Income tax expense	$-

The effective tax rate in the periods presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rates. The Company has subsidiaries that operate in various countries: United States, Seychelles and Hong Kong that are subject to taxes in the jurisdictions in which they operate, as follows:

United States of America

The Company is registered in the State of Nevada and is subject to the tax laws of the United States of America. As of February 28, 2017, the operations in the United States of America incurred $62,732 of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss carryforwards begin to expire in 2037, if unutilized. The Company has provided for a full valuation allowance of $62,732 against the deferred tax assets on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

Seychelles

Under the current laws of the Seychelles, Agility Holding Limited is registered as an international business company which governs by the International Business Companies Act of Seychelles. A company is subject to Seychelles income tax if it does business in Seychelles. A company that incorporated in Seychelles, but does not do business in Seychelles, is not subject to income tax there. Agility Holding Limited did not do business in Seychelles from inception to February 28, 2017, and it does not intend to do business in Seychelles in the future.

Hong Kong

Agility Holding (HK) Limited is subject to Hong Kong Profits Tax, which is charged at the statutory income rate of 16.5% on its assessable income.

F-12

AGILITY HEALTH & WELLNESS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FROM JANUARY 1, 2017 TO FEBRUARY 28, 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(AUDITED)

The PRC

Shenzhen Agility International Investment Consulting Limited and Dongguan DaoHe Health Consulting Limited are operating in the PRC subject to the Corporate Income Tax governed by the Income Tax Law of the People’s Republic of China with a unified statutory income tax rate of 25%. For the period ended February 28, 2017, the Shenzhen Agility International Investment Consulting Limited and Dongguan DaoHe Health Consulting Limited incurred aggregated net operating loss of $32 and $37,309, respectively.

The following table sets forth the significant components of the aggregate deferred tax assets of the Company as of February 28, 2017:

From January 1, 2017 to February 28, 2017
Deferred tax assets:
Net operating loss carryforwards
-United States of America	62,732
-Hong Kong	2,880
-China	37,341
102,953
Less: valuation allowance	(102,953)
Deferred tax assets	-

Management believes that it is more likely than not that the deferred tax assets will not be fully realizable in the future. Accordingly, the Company provided for a full valuation allowance against its deferred tax assets of $102,953 as of February 28, 2017.

12. CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a) Major customers

From January 1, 2017 to February 28, 2017, there was one customer who accounted for 10% or more of the income are presented as follows:

	As of February 28, 2017
	Revenue	Percentage of Revenue
Customer A	$10,431	81.2%
	10,431	81.2%

F-13

AGILITY HEALTH & WELLNESS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FROM JANUARY 1, 2017 TO FEBRUARY 28, 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(AUDITED)

(b) Major vendors

From January 1, 2017 to February 28, 2017, there was three vendors who accounted for 10% or more of the income are presented as follows:

	As of February 28, 2017
	Cost	Percentage of cost
Vendor A	$2,729	47%
Vendor B	816	14%
Vendor C	1,083	19%
	$4,628	80%

13. COMMITMENTS AND CONTINGENCIES

During the period ended February 28, 2017, the Company entered into an agreement with an independent third party to lease office premises in Hong Kong and China on a monthly basis, for the operations of the Company. The rent expense for the period ended February 28, 2017 was $8,005.

14. SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after February 28, 2017 up through the date the Company issued the audited consolidated financial statements. During the period, there was no subsequent event that required recognition or disclosure.

F-14

FINANCIAL STATEMENTS AND EXHIBITS

F-15

AGILITY HEALTH & WELLNESS CORPORATION

CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 2016

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(AUDITED)

As of December 31, 2016
(Audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$7,795
Inventory	43,735
Prepayments and other receivables	40,556
TOTAL CURRENT ASSETS	92,086

NON-CURRENT ASSETS
Plant and equipment, net	90,280
TOTAL NON-CURRENT ASSETS	90,280
TOTAL ASSETS	$182,366

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Amount due to related parties	$323,287
Accrued expenses and other payables	14,363
TOTAL CURRENT LIABILITIES	337,650

TOTAL LIABILITIES	337,650

STOCKHOLDERS’ EQUITY
Preferred stock – Par value $0.0001; Authorized: 200,000,000 None issued and outstanding	-
Common stock – Par value $0.0001; Authorized: 680,000,000 Issued and outstanding: 54,000,000 shares as of December 31, 2016	5,400
Additional paid-in capital	-
Accumulated other comprehensive loss	6,412
Accumulated deficit	(167,096)
TOTAL STOCKHOLDERS’ EQUITY	$(155,284)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$182,366

The accompanying notes are an integral part of these financial statements.

F-16

AGILITY HEALTH & WELLNESS CORPORATION

CONSOLIDATED STATEMENT OF INCOME

FROM JUNE 9, 2016 (DATE OF INCEPTION) TO DECEMBER 31, 2016

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(AUDITED)

From June 9, 2016 (Date of inception) to December 31, 2016
REVENUE	$28,276

COST OF REVENUE	(16,894)

GROSS PROFIT	11,382

GENERAL AND ADMINISTRATIVE EXPENSES	(178,478)

LOSS BEFORE INCOME TAX	(167,096)

INCOME TAX PROVISION	-

NET LOSS	$(167,096)

Other comprehensive loss:
- Foreign currency translation adjustment	6,412

Comprehensive loss	(60,684)

Net loss per share- Basic and diluted	(0.01)

Weighted average number of common shares outstanding – Basic and diluted	23,364,078

The accompanying notes are an integral part of these financial statements.

F-17

AGILITY HEALTH & WELLNESS CORPORATION

CONSOLIDATED STATEMENT OF RETAINED EARNINGS

FROM JUNE 9, 2016 (DATE OF INCEPTION) TO DECEMBER 31, 2016

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(AUDITED)

	COMMON STOCK		ADDITIONAL	ACCUMULATED OTHER
	Number of shares	Amount	PAID-IN CAPITAL	COMPREHENSIVE LOSS	ACCUMULATED DEFICIT	TOTAL EQUITY
Balance as of June 9, 2016 (Inception)	100,000	$10	$-	$-	$-	$10
Shares issued for founder’s shares	40,620,000	4,062	-		-	4,062
Shares issued for additional founders’ shares	13,280,000	1,328	-		-	1,328
Accumulated other comprehensive income/(loss)	-	-	-	6,412	-	6,412
Net loss	-	-	-		(167,096)	(167,096)
Balance as of December 31, 2016	54,000,000	$5,400	$-	$6,412	$(167,096)	$(155,284)

The accompanying notes are an integral part of these financial statements.

F-18

AGILITY HEALTH & WELLNESS CORPORATION

CONSOLIDATED STATEMENT OF CASH FLOWS

FROM JUNE 9, 2016 (DATE OF INCEPTION) TO DECEMBER 31, 2016

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(AUDITED)

From June 9, 2016 (Date of inception) to December 31, 2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(167,096)
Adjustment for:
Depreciation of property, plant and equipment	7,715
(159,383)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accounts receivable	(40,556)
Accrued liabilities, other payables and deposits received	14,363
Inventories on hand	(43,735)

Net cash used in operating activities	(229,311)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(97,993)

Net cash used in investing activities	(97,993)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from share issuance in private placement	5,400
Advances from directors	1
Advances from related parties	323,286

Net cash provided from financing activities	328,687

Effect of exchange rate changes on cash and cash equivalent	6,412

Net increase in cash and cash equivalents	7,795
Cash and cash equivalents, beginning of period	-

CASH AND CASH EQUIVALENTS, END OF PERIOD	$7,795

SUPPLEMENTAL CASH FLOWS INFORMATION
Income taxes paid	$-
Interest paid	$-

The accompanying notes are an integral part of these financial statements.

F-19

AGILITY HEALTH & WELLNESS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016

1. ORGANIZATION AND BUSINESS BACKGROUND

Agility Health & Wellness Corporation was incorporated on June 9, 2016 under the laws of the state of Nevada.

The Company, through its subsidiaries, mainly provide health services and sale of health products.

Company name		Place/date of incorporation	Principal activities

1.	Agility Holding Limited	Seychelles / June 3, 2016	Investment Holding

2.	Agility Holding (HK) Limited	Hong Kong / June 3, 2016	Investment Holding

3.	Shenzhen Agility International Investment Consulting Limited	China/ September 12, 2016	Investment Holding

4.	Dongguan DaoHe Health Consulting Limited	China/ March 16, 2016	Retail & Service

We are a development-stage company with a fiscal year end of December 31. At this moment, we operate exclusively through our wholly owned subsidiaries and share the same business plan of our subsidiaries which provide health services and sale of health products.

Agility Health & Wellness Corporation and its subsidiaries are hereinafter referred to as the “Company”.

2. GOING CONCERN UNCERTAINTIES

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As of December 31, 2016, the Company suffered an accumulated deficit of $167,096 and the Company had generated $28,276 revenue and had no committed sources of capital or financing for the reporting period.

While the Company is attempting to generate revenues from providing health services, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management believes that the actions presently being taken to further implement its business plan and generate additional products and revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to realize revenues and in its ability to raise additional funds, there can be no assurances to that effect. The Company’s ability to continue as a going concern is dependent upon its ability to achieve profitable operations or obtain adequate financing.

These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result in the Company not being able to continue as a going concern.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The consolidated financial statements for Agility Health & Wellness Corporation and its subsidiaries for the period from June 9, 2016 (Inception) to December 31, 2016 are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and include the accounts of Agility Health & Wellness Corporation and its wholly owned subsidiaries. Intercompany accounts and transactions have been eliminated in consolidation. The Company has adopted December 31 as its fiscal year end.

Use of estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with US GAAP. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities in the balance sheets, and the reported revenue and expenses during the periods reported. Actual results may differ from these estimates.

Revenue recognition

In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 605, “Revenue Recognition”, the Company recognizes revenue from sales of goods when the following four revenue criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) selling price is fixed or determinable; and (4) collectability is reasonably assured.

(c)	Revenue from the provision of (i) diagnose patients’ disease, (ii) detoxify patients’ bodies, (iii) Tibetan herb treatment, (iv) meridian therapy, (v) magnetic therapy and (iv) tea therapy and these services are recognized when there is (i) an existence of contract or an arrangement (ii) services are rendered.

(d)	Revenue from supplies of health products is recognized when title and risk of loss are transferred and there are no continuing obligations to the customer. Title and the risks and rewards of ownership transfer to and accepted by the customer when the products are collected by the customer at the Company’s office. Revenue is recorded net of sales discounts, returns, allowances, and other adjustments that are based upon management’s best estimates and historical experience and are provided for in the same period as the related revenues are recorded. Based on limited operating history, management estimates that there were no sales return from June 9, 2016 to December 31, 2016.

F-20

Cost of revenue

Costs of revenue on provision of services primarily consist of employee compensation and related payroll benefits, company formation cost and other professional fees directly attributable to cost in related to the services rendered.

Cost of revenue includes the purchase cost of manufactured goods for sale to customers. It excludes purchasing and receiving costs, inspection costs, warehousing costs, internal transfer costs and other costs of distribution network in cost of revenues.

General and administrative expenses

General and administrative expenses are primarily comprised of rent, sales promotion, companies’ incorporation fee and bank charges.

Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

Inventories

Inventories consisting of products available for sell, are stated at the lower of cost or market value. Cost of inventory is determined using the first-in, first-out (FIFO) method. Inventory reserve will be recorded to write down the cost of inventory to the estimated market value in case of slow-moving merchandise and damaged goods, which is dependent upon factors such as historical and forecasted consumer demand, and promotional environment. The Company takes ownership, risks and rewards of the products purchased.

Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational:

Expected useful life

Office equipment	5
Computer equipment	5
Leasehold Improvement	3

F-21

Expenditures for maintenance and repairs are expensed as incurred. The gain or loss on the disposal of plant and equipment is the difference between the net sales proceeds and the carrying amount of the relevant assets and is recognized in the statements of operations.

Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

The Company conducts major businesses in Hong Kong and China and is subject to tax in its own jurisdiction. The Company is subject to tax in Hong Kong jurisdictions. As a result of its business activities, the Company will file tax returns that are subject to examination by the Hong Kong tax authority.

Net income/(loss) per share

The Company calculates net income/(loss) per share in accordance with ASC Topic 260, “Earnings per Share.” Basic income/(loss) per share is computed by dividing the net income/(loss) by the weighted-average number of common shares outstanding during the period. Diluted income per share is computed similar to basic income/(loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common stock equivalents had been issued and if the additional common shares were dilutive.

Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statements of operations.

The reporting currency of the Company is United States Dollars (“US$”). The reporting currency of the Company is the United States Dollars (“US$”) and the accompanying financial statements have been expressed in US$. In addition, the Company’s operating subsidiaries maintain their books and record in a local currency Renminbi (“RMB”), which is also the respective functional currencies for each subsidiary as they are the primary currency of the economic environment in which each subsidiary operates.

In general, for consolidation purposes, assets and liabilities of its subsidiary whose functional currency is not the US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statement of stockholders’ equity

F-22

Translation of amounts from RM into US$1 and HK$ into US$1has been made at the following exchange rates for the respective periods:

As of and for the period ended December 31, 2016

Period-end RMB : US$1 exchange rate	6.947
Period-average RMB : US$1 exchange rate	6.678
Period-end / average HK $: US$1 exchange rate	7.8

Fair value of financial instruments:

The carrying value of the Company’s financial instruments: cash and cash equivalents, prepayment, deposits, accounts payable and accrued liabilities and amount due to a director approximate at their fair values because of the short-term nature of these financial instruments.

The Company also follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

Level 1: Observable inputs such as quoted prices in active markets;

Level 2: Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Recent accounting pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

4. PLANT AND EQUIPMENT

Property and equipment as of December 31, 2016 are summarized below:

2016
Plant and Equipment	$42,104
Office equipment	2,983
Leasehold improvement	52,906
Total property and equipment	97,993
Accumulated depreciation	(7,713)
Property and equipment, net	$90,280

F-23

5. PREPAID EXPENSES AND DEPOSITS

Prepaid expenses and deposits consisted of the following at December 31, 2016.

2016
Prepaid expenses	$29,137
Deposits	11,419
Total prepaid expenses and deposits	$40,556

6. INVENTORIES

Inventory balance as of December 31, 2016:

2016
Finished goods	$43,735
Total inventories	$43,735

7. ACCRUED EXPENSES AND OTHER PAYABLES

December 31, 2016
Accrued salaries	$10,065
Accrued other expenses	4,298
Accrued expenses and other payables	$14,363

8. AMOUNT DUE TO RELATED PARTIES

As of December 31, 2016, the officer and shareholders of the Company advanced collectively $323,287 to the Company, which is unsecured, bears no interest and is payable upon demand, for working capital purpose. Imputed interest is considered insignificant.

9. INCOME TAXES

From the date of inception June 9, 2016 to period ended December 31, 2016, the local (United States) and foreign components of income/(loss) before income taxes were comprised of the following:

From June 9, 2016 to December 31, 2016

Tax jurisdictions from:
- Local	$(1,528)
- Foreign, representing
Seychelles	-
Hong Kong	-
China	(165,568)
Loss before income tax	$(167,096)

The provision for income taxes consisted of the following:

From June 9, 2016 to December 31, 2016
Current:
- Local	$-
- Foreign	-
Deferred:
- Local	-
- Foreign	-

Income tax expense	$-

F-24

The effective tax rate in the periods presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rates. The Company has subsidiaries that operate in various countries: United States, Seychelles and Hong Kong that are subject to taxes in the jurisdictions in which they operate, as follows:

United States of America

The Company is registered in the State of Nevada and is subject to the tax laws of the United States of America. As of December 31, 2016, the operations in the United States of America incurred $1,528 of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss carryforwards begin to expire in 2037, if unutilized. The Company has provided for a full valuation allowance of $1,528 against the deferred tax assets on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

Seychelles

Under the current laws of the Seychelles, Agility Holding Limited is registered as an international business company which governs by the International Business Companies Act of Seychelles. A company is subject to Seychelles income tax if it does business in Seychelles. A company that incorporated in Seychelles, but does not do business in Seychelles, is not subject to income tax there. Agility Holding Limited did not do business in Seychelles from inception to December 31, 2016, and it does not intend to do business in Seychelles in the future.

Hong Kong

Agility Holding (HK) Limited is subject to Hong Kong Profits Tax, which is charged at the statutory income rate of 16.5% on its assessable income.

The PRC

Shenzhen Agility International Investment Consulting Limited and Dongguan DaoHe Health Consulting Limited are operating in the PRC subject to the Corporate Income Tax governed by the Income Tax Law of the People’s Republic of China with a unified statutory income tax rate of 25%. For the years ended December 31, 2016, the Shenzhen Agility International Investment Consulting Limited and Dongguan DaoHe Health Consulting Limited incurred aggregated net operating loss of $1,574 and $163,994, respectively.

The following table sets forth the significant components of the aggregate deferred tax assets of the Company as of December 31, 2016:

From June 9, 2016 to December 31, 2016
Deferred tax assets:
Net operating loss carryforwards
-United States of America	1,528
-Hong Kong	-
-China	165,567
167,095
Less: valuation allowance	(167,095)
Deferred tax assets	-

F-25

Management believes that it is more likely than not that the deferred tax assets will not be fully realizable in the future. Accordingly, the Company provided for a full valuation allowance against its deferred tax assets of $167,095 as of December 31, 2016.

10. CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a) Major customers

From June 9, 2016 to December 31, 2016, there was one customer who accounted for 10% or more of the income are presented as follows:

	As of December 31, 2016
	Revenue	Percentage of Revenue
Customer A	$7,487	26.5%
	$7,487	26.5%

(b) Major vendors

From June 9, 2016 to December 31, 2016, there was three vendors who accounted for 10% or more of the income are presented as follows:

	As of December 31, 2016
	Cost	Percentage of cost
Vendor A	$10,226	61%
Vendor B	4,197	25%
Vendor C	2,044	12%
	$16,467	98%

11. COMMITMENTS AND CONTINGENCIES

During the years ended December 31, 2016, the Company entered into an agreement with an independent third party to lease office premises in Hong Kong and China on a monthly basis, for the operations of the Company. The rent expense for the period ended December 31, 2016 was $16,689.

12. SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after December 31, 2016 up through the date the Company issued the audited consolidated financial statements. During the period, there was no subsequent event that required recognition or disclosure.

F-26

FINANCIAL STATEMENTS AND EXHIBITS

F-27

AGILITY HEALTH & WELLNESS CORPORATION

CONSOLIDATED BALANCE SHEET AS OF MARCH 31, 2017 AND DECEMBER 31, 2016

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	As of March 31, 2017	As of December 31, 2017
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$56,761	$7,795
Inventory	41,122	43,735
Prepayments and other receivables	40,386	40,556
TOTAL CURRENT ASSETS	138,269	92,086
NON-CURRENT ASSETS
Plant and equipment, net	85,559	90,280
TOTAL NON-CURRENT ASSETS	85,559	90,280
TOTAL ASSETS	$223,828	$182,366

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Amount due to related parties	$262,275	$323,287
Amount due to director	1,322	-
Accrued expenses and other payables	57,539	14,363
TOTAL CURRENT LIABILITIES	321,136	337,650

TOTAL LIABILITIES	$321,136	$337,650

STOCKHOLDERS’ EQUITY
Preferred stock – Par value $0.0001; Authorized: 200,000,000 None issued and outstanding	-
Common stock – Par value $ 0.0001; Authorized: 680,000,000 Issued and outstanding: 82,000,000 shares as of March 31, 2017	8,200	5,400
Additional paid-in capital	199,800	-
Accumulated other comprehensive loss	7,943	6,412
Accumulated deficit	(313,251)	(167,096)
TOTAL STOCKHOLDERS’ EQUITY	$(97,308)	$155,284

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$223,828	$182,366

The accompanying notes are an integral part of these financial statements.

F-28

AGILITY HEALTH & WELLNESS CORPORATION

CONSOLIDATED STATEMENT OF INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(UNAUDITED)

From January 1, 2017 to March 31, 2017
REVENUE	$13,204

COST OF REVENUE	(8,548)

GROSS PROFIT	4,656

Other Income	927

GENERAL AND ADMINISTRATIVE EXPENSES	(151,738)

LOSS BEFORE INCOME TAX	(146,155)

INCOME TAX PROVISION	-

NET LOSS	$(146,155)

Other comprehensive loss:
- Foreign currency translation adjustment	(1,531)

Comprehensive loss	(147,686)

Net loss per share- Basic and diluted	(0.00)

Weighted average number of common shares outstanding – Basic and diluted	81,078,222

The accompanying notes are an integral part of these financial statements.

F-29

AGILITY HEALTH & WELLNESS CORPORATION

CONSOLIDATED STATEMENT OF RETAINED EARNINGS

FOR THE THREE MONTHS ENDED MARCH 31, 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(UNAUDITED)

	COMMON STOCK		ADDITIONAL	ACCUMULATED OTHER
	Number of shares	Amount	PAID-IN CAPITAL	COMPREHENSIVE LOSS	ACCUMULATED DEFICIT	TOTAL EQUITY
Balance as of January 1, 2017	54,000,000	$5,400	$-	6,412	$(167,096)	$(155,284)
Shares issued for founder’s shares	26,000,000	2,600	-	-	-	2,600
Shares issued for private placement	1,660,000	166	165,834	-	-	166,000
Shares issued for private placement	340,000	34	33,966	-	-	34,000
Accumulated other comprehensive income/(loss)	-	-	-	1,531	-	1,531
Net loss	-	-	-		(146,155)	(146,155)
Balance as of December 31, 2016	82,000,000	8,200	199,800	7,943	(313,251)	(97,308)

The accompanying notes are an integral part of these financial statements.

F-30

AGILITY HEALTH & WELLNESS CORPORATION

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(UNAUDITED)

From January 1, 2017 to March 31, 2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(146,155)
Adjustment for:
Depreciation of property, plant and equipment	6,816
(139,339)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accounts receivable	2,057
Accrued liabilities, other payables and deposits received	43,176
Inventories on hand	2,613

Net cash used in operating activities	(91,493)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(2,095)

Net cash used in investing activities	(2,095)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from share issuance in private placement	202,600
Advances from directors	1,321
Advances from related parties	(62,898)

Net cash provided from financing activities	141,023

Effect of exchange rate changes on cash and cash equivalent	1,531

Net increase in cash and cash equivalents	48,966
Cash and cash equivalents, beginning of period	7,795

CASH AND CASH EQUIVALENTS, END OF PERIOD	$56,761

SUPPLEMENTAL CASH FLOWS INFORMATION
Income taxes paid	$-
Interest paid	$-

The accompanying notes are an integral part of these financial statements.

F-31

AGILITY HEALTH & WELLNESS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(UNAUDITED)

1. ORGANIZATION AND BUSINESS BACKGROUND

Agility Health & Wellness Corporation was incorporated on June 9, 2016 under the laws of the state of Nevada. The Company, through its subsidiaries, mainly provide health services and sale of health products.

Company name	Place/date of incorporation	Principal activities

1. Agility Holding Limited	Seychelles / June 3, 2016	Investment Holding

2. Agility Holding (HK) Limited	Hong Kong / June 3, 2016	Investment Holding

3. Shenzhen Agility International Investment Consulting Limited	China/ September 12, 2016	Investment Holding

4. Dongguan DaoHe Health Consulting Limited	China/ March 16, 2016	Retail & Service

The fiscal year end of the Company is December 31. At this moment, we operate exclusively through our wholly owned subsidiaries and share the same business plan of our subsidiaries which provide health services and sale of health products.

Agility Health & Wellness Corporation and its subsidiaries are hereinafter referred to as the “Company”.

2. GOING CONCERN UNCERTAINTIES

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As of March 31, 2017, the Company suffered an accumulated deficit of $313,251 and the Company had generated $13,204 revenue and had no committed sources of capital or financing for the reporting period.

While the Company is attempting to generate revenues from providing health services, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management believes that the actions presently being taken to further implement its business plan and generate additional products and revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to realize revenues and in its ability to raise additional funds, there can be no assurances to that effect. The Company’s ability to continue as a going concern is dependent upon its ability to achieve profitable operations or obtain adequate financing.

These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result in the Company not being able to continue as a going concern.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The consolidated financial statements for Agility Health & Wellness Corporation and its subsidiaries for the period from January 1, 2017 to March 31, 2017 are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and include the accounts of Agility Health & Wellness Corporation and its wholly owned subsidiaries. Intercompany accounts and transactions have been eliminated in consolidation. The Company has adopted December 31 as its fiscal year end.

Use of estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with US GAAP. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities in the balance sheets, and the reported revenue and expenses during the periods reported. Actual results may differ from these estimates.

Revenue recognition

In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 605, “Revenue Recognition”, the Company recognizes revenue from sales of goods when the following four revenue criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) selling price is fixed or determinable; and (4) collectability is reasonably assured.

F-32

AGILITY HEALTH & WELLNESS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(UNAUDITED)

(a)	Revenue from the provision of (i) diagnose patients’ disease, (ii) detoxify patients’ bodies, (iii) Tibetan herb treatment, (iv) meridian therapy, (v) magnetic therapy and (iv) tea therapy and these services are recognized when there is (i) an existence of contract or an arrangement (ii) services are rendered.

(b)	Revenue from supplies of health products is recognized when title and risk of loss are transferred and there are no continuing obligations to the customer. Title and the risks and rewards of ownership transfer to and accepted by the customer when the products are collected by the customer at the Company’s office. Revenue is recorded net of sales discounts, returns, allowances, and other adjustments that are based upon management’s best estimates and historical experience and are provided for in the same period as the related revenues are recorded. Based on limited operating history, management estimates that there were no sales return from January 1, 2017 to March 31, 2017.

Cost of revenue

Costs of revenue on provision of services primarily consist of employee compensation and related payroll benefits, company formation cost and other professional fees directly attributable to cost in related to the services rendered.

Cost of revenue includes the purchase cost of manufactured goods for sale to customers. It excludes purchasing and receiving costs, inspection costs, warehousing costs, internal transfer costs and other costs of distribution network in cost of revenues.

General and administrative expenses

General and administrative expenses are primarily comprised of rent, sales promotion, companies’ incorporation fee and bank charges.

Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

Inventories

Inventories consisting of products available for sell, are stated at the lower of cost or market value. Cost of inventory is determined using the first-in, first-out (FIFO) method. Inventory reserve will be recorded to write down the cost of inventory to the estimated market value in case of slow-moving merchandise and damaged goods, which is dependent upon factors such as historical and forecasted consumer demand, and promotional environment. The Company  takes ownership, risks and rewards of the products purchased.

Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational:

Expected useful life

Office equipment	5
Computer equipment	5
Leasehold Improvement	3

F-33

AGILITY HEALTH & WELLNESS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(UNAUDITED)

Expenditures for maintenance and repairs are expensed as incurred. The gain or loss on the disposal of plant and equipment is the difference between the net sales proceeds and the carrying amount of the relevant assets and is recognized in the statements of operations.

Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

The Company conducts major businesses in Hong Kong and China and is subject to tax in its own jurisdiction. The Company is subject to tax in Hong Kong jurisdictions. As a result of its business activities, the Company will file tax returns that are subject to examination by the Hong Kong tax authority.

Net income/(loss) per share

The Company calculates net income/(loss) per share in accordance with ASC Topic 260, “Earnings per Share.” Basic income/(loss) per share is computed by dividing the net income/(loss) by the weighted-average number of common shares outstanding during the period. Diluted income per share is computed similar to basic income/(loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common stock equivalents had been issued and if the additional common shares were dilutive.

Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statements of operations.

The reporting currency of the Company is United States Dollars (“US$”). The reporting currency of the Company is the United States Dollars (“US$”) and the accompanying financial statements have been expressed in US$. In addition, the Company’s operating subsidiaries maintain their books and record in a local currency Renminbi (“RMB”), which is also the respective functional currencies for each subsidiary as they are the primary currency of the economic environment in which each subsidiary operates.

F-34

AGILITY HEALTH & WELLNESS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(UNAUDITED)

In general, for consolidation purposes, assets and liabilities of its subsidiary whose functional currency is not the US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statement of stockholders’ equity

Translation of amounts from RMB into US$1 and HK$ into US$1has been made at the following exchange rates for the respective periods:

As of and for the period ended March 31, 2017

Period-end RMB : US$1 exchange rate	6.891
Period-average RMB : US$1 exchange rate	6.725
Period-end / average HK$ : US$1 exchange rate	7.8

Fair value of financial instruments:

The carrying value of the Company’s financial instruments: cash and cash equivalents, prepayment, deposits, accounts payable and accrued liabilities and amount due to a director approximate at their fair values because of the short-term nature of these financial instruments.

The Company also follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

Level 1:	Observable inputs such as quoted prices in active markets;

Level 2:	Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3:	Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Recent accounting pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

F-35

AGILITY HEALTH & WELLNESS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(UNAUDITED)

4. PLANT AND EQUIPMENT

Property and equipment as of March 31, 2017 are summarized below:

2017
Plant and Equipment	$44,003
Office equipment	3,179
Leasehold improvement	52,906
Total property and equipment	100,088
Accumulated depreciation	(14,529)
Property and equipment, net	$85,559

5. PREPAID EXPENSES AND DEPOSITS

Prepaid expenses and deposits consisted of the following at March 31, 2017.

2017
Prepaid expenses	$24,346
Deposits and other receivable	16,040
Total prepaid expenses and deposits	$40,386

6. INVENTORIES

Inventory balance as of March 31, 2017:

2017
Finished goods	$41.122
Total inventories	41,122

7. ACCRUED EXPENSES AND OTHER PAYABLES

From January 1, 2017 to March 31, 2017
Accrued expenses	$46,550
Other payable	12,989
Accrued expenses and other payables	$57,539

8. AMOUNT DUE TO DIRECTOR

As of March 31, 2017, the director of the Company advanced collectively $1,322 to the Company, which is unsecured, bears no interest and is payable upon demand, for working capital purpose. Imputed interest is considered insignificant

9. AMOUNT DUE TO RELATED PARTIES

As of March 31, 2017, the officer and shareholders of the Company advanced collectively $262,275 to the Company, which is unsecured, bears no interest and is payable upon demand, for working capital purpose. Imputed interest is considered insignificant.

F-36

AGILITY HEALTH & WELLNESS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(UNAUDITED)

10. RELATED PARTY TRANSACTIONS

From January 1, 2017 to March 31, 2017
Professional Fee
Related Party A	$60,000

Directors of related party A are the investment managers of Greenpro Asia Strategic SPC- Greenpro Asia Strategic Fund SP.

11. INCOME TAXES

From the date of inception January 1, 2017 to period ended March 31, 2017, the local (United States) and foreign components of income/(loss) before income taxes were comprised of the following:

From January 1, 2017 to March 31, 2017

Tax jurisdictions from:
- Local	$(74,436)
- Foreign, representing
Seychelles	-
Hong Kong	(4,246)
China	(67,473)
Loss before income tax	$(146,155)

The provision for income taxes consisted of the following:

From January 1, 2017 to March 31, 2017
Current:
- Local	$-
- Foreign	-
Deferred:
- Local	-
- Foreign	-

Income tax expense	$-

The effective tax rate in the periods presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rates. The Company has subsidiaries that operate in various countries: United States, Seychelles and Hong Kong that are subject to taxes in the jurisdictions in which they operate, as follows:

United States of America

The Company is registered in the State of Nevada and is subject to the tax laws of the United States of America. As of March 31, 2017, the operations in the United States of America incurred $75,964 of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss carryforwards begin to expire in 2037, if unutilized. The Company has provided for a full valuation allowance of $26,587 against the deferred tax assets on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

Seychelles

Under the current laws of the Seychelles, Agility Holding Limited is registered as an international business company which governs by the International Business Companies Act of Seychelles. A company is subject to Seychelles income tax if it does business in Seychelles. A company that incorporated in Seychelles, but does not do business in Seychelles, is not subject to income tax there. Agility Holding Limited did not do business in Seychelles from inception to March 31, 2017, and it does not intend to do business in Seychelles in the future.

Hong Kong

Agility Holding (HK) Limited is subject to Hong Kong Profits Tax, which is charged at the statutory income rate of 16.5% on its assessable income.

F-37

AGILITY HEALTH & WELLNESS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(UNAUDITED)

The PRC

Shenzhen Agility International Investment Consulting Limited and Dongguan DaoHe Health Consulting Limited are operating in the PRC subject to the Corporate Income Tax governed by the Income Tax Law of the People’s Republic of China with a unified statutory income tax rate of 25%. For the period ended March 31, 2017, the Shenzhen Agility International Investment Consulting Limited and Dongguan DaoHe Health Consulting Limited incurred aggregated net operating loss of $1571 and $231,470, respectively.

The following table sets forth the significant components of the aggregate deferred tax assets of the Company as of March 31, 2017:

From January 1, 2017 to March 31, 2017
Deferred tax assets:
Net operating loss carryforwards
-United States of America	26,587
-Hong Kong	701
-China	58,260
85,548
Less: valuation allowance	(85, 548)
Deferred tax assets	-

Management believes that it is more likely than not that the deferred tax assets will not be fully realizable in the future. Accordingly, the Company provided for a full valuation allowance against its deferred tax assets of $85,548 as of March 31, 2017.

12. CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a) Major customers

From January 1, 2017 to March 31, 2017, there was one customer who accounted for 10% or more of the income are presented as follows:

	As of March 31, 2017
	Revenue	Percentage of Revenue
Customer A	$10,431	79%
	10,431	79%

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AGILITY HEALTH & WELLNESS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(UNAUDITED)

(b) Major vendors

From January 1, 2017 to March 31, 2017, there was three vendors who accounted for 10% or more of the income are presented as follows:

	As of March 31, 2017
	Cost	Percentage of cost
Vendor A	$3,669	43%
Vendor B	1,953	23%
Vendor C	1,774	21%
	$7,396	87%

13. COMMITMENTS AND CONTINGENCIES

During the period ended March 31, 2017, the Company entered into an agreement with an independent third party to lease office premises in Hong Kong and China on a monthly basis, for the operations of the Company. The rent expense for the period ended March 31, 2017 was $11,802.

As of March 31, 2017, the Company has the aggregate minimal rent payments due in the next one year as follow.

Year ending January 31,
2018	$39,725

14. SHARE ISSUANCE

On January 3, 2007, the Company sold 26,000,000 shares to 3 shareholders at a price of $0.0001 per share. One of the shareholders is the Company director, Ms Chan Kam Wun and the other two shareholders. The share price is determined through the communication and agreement between the Company and the shareholders. The fair value was justified when the shareholders accepted the Company’s offer. On January 9, 2017, the Company subsequently sold 1,660,000 shares to 14 non-affiliate shareholders at a higher price of $0.1 per share.

15. SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after March 31, 2017 up through the date the Company issued the audited consolidated financial statements. During the period, there was no subsequent event that required recognition or disclosure.

In June,2017 the Company received a total of $255,282 of convertible promissory notes from accredited investors who reside in Hong Kong and China with conversion price of the convertible notes is $0.3 per share. The Convertible Notes bear 3% quarterly simple interest with a maturity of half year.

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Until May 8, 2017 , all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealer’s obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained in this Prospectus. We have not authorized any dealer, salesperson or other person to give you different information. This Prospectus does not constitute an offer to sell nor are they seeking an offer to buy the securities referred to in this Prospectus in any jurisdiction where the offer or sale is not permitted. The information contained in this are correct only as of the date shown on the cover page of these documents, regardless of the time of the delivery of these documents or any sale of the securities referred to in this Prospectus.

AGILITY HEALTH & WELLNESS CORPORATION

1,000,000 SHARES OF COMMON STOCK

PROSPECTUS

PART II

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering (assuming all shares are sold) are as follows:

SEC Registration Fee	$115.9
Auditor Fees	$13,000
Legal Fees	$15,000
EDGAR Fees	$3,500
Transfer Agent Fees	$3,000

TOTAL	$34,615.9

(1) All amounts are estimates, other than the SEC’s registration fee.

INDEMNIFICATION OF DIRECTOR AND OFFICERS

AGILITY HEALTH & WELLNESS CORPORATION’s Bylaws allow for the indemnification of the Officer and/or Director in regards each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the Director, Officer or employee as is proper under the circumstances if she has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a Director, Officer and/or person controlling AGILITY HEALTH & WELLNESS CORPORATION, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities to one Affiliate Officers and Directors and 31 Non-Affiliate employees listed below that were not registered under the Securities Act of 1933, as amended.

On June 9, 2016 Chan Kam Wun was appointed as President, Secretary and Treasurer, and as a member of our Board of Directors. Also on June 9, 2016, Ms. Chan purchased 100,000 shares of restricted common stock, each with a par value of $.0001 per share, from the Company. The $10.00 in proceeds went directly to the Company as working capital. On September 23, 2016, the Company sold shares to 17 shareholders, of which reside in Hong Kong and China. A total of 40,620,000 shares of restricted common stock were sold at a price of $0.0001 per share. The total proceeds to the Company amounted to a total of $4,062. The proceeds will be used as working capital.

On October 11, 2016, Greenpro Asia Strategic SPC- Greenpro Asia Strategic SP purchased 13,280,000 shares of restricted common stock, each with a par value of $.0001 per share, from the Company. The $1,328 in proceeds went directly to the Company as working capital.

On January 3, 2017, the Company sold shares to 3 shareholders, of which reside in Hong Kong and China. A total of 26,000,000 shares of restricted common stock were sold at a price of $0.1 per share. The total proceeds to the Company amounted to a total of $2,600. The proceeds will be used as working capital.

On January 9, 2017, the Company sold shares to 14 shareholders, of which reside in Hong Kong and China. A total of 1,660,000 shares of restricted common stock were sold at a price of $0.1 per share. The total proceeds to the Company amounted to a total of $166,000. The proceeds will be used as working capital.

On February 22, 2017, the Company sold shares to 3 shareholders, of which reside in China. A total of 340,000 shares of restricted common stock were sold at a price of $0.1 per share. The total proceeds to the Company amounted to a total of $34,000. The proceeds will be used as working capital.

On May 5, 2017, the Company sold shares to one shareholder, of which reside in Hong Kong. A total of 3,000,000 shares of restricted common stock were sold at a price of $0.1 per share. The total proceeds to the Company amounted to a total of $300,000. The proceeds will be used as working capital.

In regards to all of the above transactions we claim an exemption from registration afforded by Section 4(a)(2) and/or Regulation S of the Securities Act of 1933, as amended (“Regulation S”) for the above sales of the stock since the sales of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

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EXHIBITS

Exhibit
Number	Description of Exhibit

3.1	Articles of Incorporation of the Registrant

3.2	Bylaws of the Registrant

5.1	Opinion of Matheau J. W. Stout, Esq.

10.1	Form of Subscription Agreement

23.1	Consent of Weld Asia Associates

23.2	Consent of Matheau J. W. Stout, Esq. (contained in exhibit 5.1)

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UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 383(b) (ss.230.383(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each Prospectus filed pursuant to Rule 383(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

II-3

(i) Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 383;

(ii) Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our Directors, Officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our Directors, Officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our Directors, Officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Hong Kong on August 10 , 2017.

AGILITY HEALTH & WELLNESS CORPORATION

By:	/s/ Chan Chun Ngan
Name:	Chan Chun Ngan
Title:	Chief Executive Officer
(Principal Executive Officer and Principal Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Capacity in Which Signed	Date

/s/ Chan Chun Ngan	Chief Executive Officer	August 10 , 2017
Chan Chun Ngan	(Principal Executive Officer
and Principal Accounting Officer)
/s/ Chan Kam Wun	Director, President,	August 10 , 2017
Chan Kam Wun	Treasurer, Secretary

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Appendix A